                                                                     Exhibit 4.2


                      TRANSFER AND ADMINISTRATION AGREEMENT

                          Dated as of December 30, 1997

                                      Among

                         WACKENHUT FUNDING CORPORATION,

                                  AS TRANSFEROR

                                       and

                           THE WACKENHUT CORPORATION,

                                INDIVIDUALLY AND

                                   AS SERVICER

                                       and

                         ENTERPRISE FUNDING CORPORATION,

                                  AS PURCHASER

                                       and

                               NATIONSBANK, N.A.,

                                    AS AGENT

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
                                                     ARTICLE I
                                                  THE COMMITMENT

 SECTION 1.1.               Commitment....................................................................2
 SECTION 1.2.               Purchase and Reinvestment Limits..............................................3
 SECTION 1.3.               Making Purchases from the Transferor..........................................3
 SECTION 1.4.               Number of Undivided Interests.................................................4
 SECTION 1.5.               Commitment Termination Date...................................................4
 SECTION 1.6.               Purchase Termination Date.....................................................4
 SECTION 1.7.               Voluntary Termination of Commitment or
                            Reduction of Maximum Purchase Limit...........................................5
 SECTION 1.8.               Limitation of Ownership Interest..............................................5
 SECTION 1.9.               Special Undivided Interests...................................................5
 SECTION 1.10.              Benefits of Agreement.........................................................6

                                                     ARTICLE II
                                      UNDIVIDED INTEREST AND PURCHASER'S SHARE

 SECTION 2.1.               Undivided Interest............................................................6
 SECTION 2.2.               Purchaser's Investment........................................................7
 SECTION 2.3.               Net Pool-Balance..............................................................9
 SECTION 2.4.               Shares........................................................................9

                                                     ARTICLE III
                                                     SETTLEMENTS

 SECTION 3.1.               Non-Run Off Settlement Procedures for
                            Collections..................................................................10
 SECTION 3.2.               Run Off-Settlement Procedures for
                            Collections..................................................................12
 SECTION 3.3.               Special Settlement Procedures: Reduction
                            of Purchaser's Investment, Etc...............................................13
 SECTION 3.4.               Reporting....................................................................16
 SECTION 3.5.               Payments and Computations, Etc...............................................16
 SECTION 3.6.               Dividing or Combining Undivided
                            Interests....................................................................17
 SECTION 3.7.               Treatment of Collections and Deemed
                            Collections..................................................................17

                                                      ARTICLE IV
                                              FEES AND YIELD PROTECTION

 SECTION 4.1.               Fees.........................................................................18
 SECTION 4.2.               Yield Protection.............................................................19

                                                      ARTICLE V
                                               CONDITIONS OF PURCHASES

 SECTION 5.1.               Conditions Precedent to Initial
                            Purchase.....................................................................21


SECTION 5.2.               Conditions Precedent to All Purchases
                           and Reinvestments............................................................24
SECTION 5.3.               Additional Condition Precedent to
                           Purchases....................................................................25

                                                     ARTICLE VI
                                           REPRESENTATIONS AND WARRANTIES

SECTION 6.1.               Representations and Warranties of the
                           Transferor...................................................................25
SECTION 6.2.               Representations and Warranties of the
                           Servicer.....................................................................30

                                                     ARTICLE VII
                                  GENERAL COVENANTS OF THE TRANSFEROR AND SERVICER

SECTION 7.1.               Affirmative Covenants of the
                           Transferor...................................................................34
SECTION 7.2.               Reporting Requirements of the
                           Transferor...................................................................37
SECTION 7.3.               Negative Covenants of the Transferor. .......................................39
SECTION 7.4.               Affirmative Covenants of Servicer............................................40
SECTION 7.5.               Reporting Requirements of Servicer...........................................42
SECTION 7.6.               Negative Covenants of the Servicer...........................................44
SECTION 7.7.               Financial Covenants of the Servicer..........................................46

                                                    ARTICLE VIII
                                            ADMINISTRATION AND COLLECTION

SECTION 8.1.               Designation of Servicer......................................................48
SECTION 8.2.               Successor Notice: Servicer Transfer
                           Event........................................................................48
SECTION 8.3.               Subcontracts.................................................................48
SECTION 8.4.               Duties of Servicer...........................................................49
SECTION 8.5.               Allocation of Collections; Segregation. .....................................49
SECTION 8.6.               Modification of Receivables..................................................49
SECTION 8.7.               Documents and Records........................................................49
SECTION 8.8.               Certain Duties to the Transferor.............................................50
SECTION 8.9.               Lock-Box Accounts............................................................50
SECTION 8.10.              Rights of the Agent..........................................................50
SECTION 8.11.              Rights on Servicer Transfer Event............................................51
SECTION 8.12.              Responsibilities of the Transferor...........................................51
SECTION 8.13.              Further Action Evidencing Purchases..........................................52
SECTION 8.14.              Application of Collections...................................................53

                                                     ARTICLE IX
                                                  SECURITY INTEREST

SECTION 9.1.               Grant of Security Interest...................................................53
SECTION 9.2.               Further Assurances...........................................................53


SECTION 9.3.               Remedies.....................................................................54

                                                      ARTICLE X
                                                     [RESERVED]

                                                     ARTICLE XI
                                                     TERMINATION

SECTION 11.1.              Termination Events...........................................................54
SECTION 11.2.              Remedies.....................................................................56

                                                     ARTICLE XII
                                                      THE AGENT

SECTION 12.1.              Authorization and Action.....................................................57
SECTION 12.2.              Agents' Reliance, Etc........................................................57
SECTION 12.3.              Agents and Affiliates........................................................58

                                                    ARTICLE XIII
                                 BANK COMMITMENT; ASSIGNMENT OF PURCHASER'S INTEREST

SECTION 13.1.              Rights as Bank Investor......................................................58
SECTION 13.2.              Indemnification of the Agent.................................................59
SECTION 13.3.              Non-Reliance.................................................................59
SECTION 13.4.              Payments by the Agent........................................................60
SECTION 13.5.              Bank Commitment; Assignment to Bank
                           Investors....................................................................60
SECTION 13.6.              Restrictions on Assignments..................................................64
SECTION 13.7.              Rights of Assignee...........................................................64
SECTION 13.8.              Authorization of Agent.......................................................65
SECTION 13.9.              Notice of Assignment.........................................................65
SECTION 13.10.             Evidence of Assignment; Endorsement
                           of Certificate...............................................................65
SECTION 13.11.             Rights of Support Providers..................................................65

                                                     ARTICLE XIV
                                                   INDEMNIFICATION

SECTION 14.1.              Indemnities by the Transferor................................................66
SECTION 14.2.              Contest of Tax Claim; After-Tax Basis........................................68
SECTION 14.3.              Contribution.................................................................69

                                                     ARTICLE XV
                                                    MISCELLANEOUS

SECTION 15.1.              Amendments, Etc..............................................................69
SECTION 15.2.              Notices, Etc.................................................................69
SECTION 15.3.              No Waiver; Remedies..........................................................70
SECTION 15.4.              Binding Effect; Survival.....................................................70
SECTION 15.5.              Costs, Expenses and Taxes....................................................71
SECTION 15.6.              No Proceedings...............................................................71


SECTION 15.7.              NationsBank Program Confidentiality..........................................72
SECTION 15.8.              Confidentiality of the Transferor
                           Information..................................................................74
SECTION 15.9.              Captions and Cross References................................................76
SECTION 15.10.             Integration..................................................................77
SECTION 15.11.             Governing Law................................................................77
SECTION 15.12.             Waiver Of Jury Trial.........................................................77
SECTION 15.13.             Consent To Jurisdictions Waiver Of
                           Immunities...................................................................77
SECTION 15.14.             Execution in Counterparts....................................................78
SECTION 15.15.             Purchaser's Liabilities......................................................78
SECTION 15.16.             Agent's Liabilities..........................................................78
SECTION 15.17.             Delegation of Servicer's Duties. ............................................78
SECTION 15.18.             Characterization of the Transactions
                           Contemplated by this Agreement...............................................78

Appendix A                 Definitions

Appendix B                 Calculation of Discount and Reserve

Appendix C                 Definitions to Financial Covenants

Schedule 2.3(b)            Form of Concentration Limit Certificate
Schedule 5.1(a)            Form of Certificate of Assignments
Schedule 5.1(h)            Form of Lock Box Agreement
Schedule 5.1(i)            Form of opinion of Akerman,
                           Sentersitt & Eidson, P.A.
Schedule 13.5 (b)          Form of Assignment and Assumption
                           Agreement
Schedule 5.1(p)(i)         Purchase and Sale Agreement
Schedule 5.1 (p)(ii)       Amended and Restated Purchase and
                           Sale Agreement
Schedule 6.1(j)            Litigation
Schedule 6.1(n)            Location of Transferor's books,
                           records and documents
Schedule 6.2(n)            Location of Services, books, records
                           and documents
Schedule 6.2(o)            Lock Box Accounts


                      TRANSFER AND ADMINISTRATION AGREEMENT

                          Dated as of December 30, 1997

                  THIS IS A TRANSFER AND ADMINISTRATION AGREEMENT, among WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "TRANSFEROR") and its successors and assigns, THE WACKENHUT CORPORATION, a Florida corporation, individually and as Servicer ("WACKENHUT" or the "SERVICER"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("ENTERPRISE" or the "PURCHASER") and its successors assigns, and NATIONSBANK, N.A., a national banking association ("NATIONSBANK"), as agent for Enterprise and the Bank Investors (in such capacity, the "AGENT") and as a Bank Investor (the "AGREEMENT"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in APPENDIX A.

                                   BACKGROUND

         1. The Originator has originated, and in the future will originate, Receivables in the ordinary course of its business, and the Originator has sold, and from time to time in the future will sell such Receivables to the Seller pursuant to the Purchase and Sale Agreement.

         2. The Seller will from time to time sell such Receivables (together with Receivables originated by the Seller from time to time in the ordinary course of its business) to the Transferor pursuant to the terms of the Receivables Purchase Agreement.

         3. Transferor has requested the Purchaser and the Bank Investors to purchase, and the Purchaser may agree, and the Bank Investors have agreed, to purchase, subject to the terms and conditions contained in this Agreement, undivided interests in such Receivables, referred to herein as Undivided Interests, from Transferor from time to time during the term of this Agreement.

         4. Transferor, the Purchaser and the Bank Investors also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Undivided Interests in the Receivables be reinvested in Receivables through the sale by the Transferor to the Purchaser or the Bank Investors, as the case may be, of additional Undivided Interests in the Receivables, such daily reinvestment of Collections to be effected by an automatic daily adjustment to the Purchaser's Undivided Interest or Bank Investor's as the case may be, and to be intended to permit the Purchaser or the Bank Investors, as the case may be, to maintain its Purchaser's Investment fully invested in uncollected Pool Receivables.

         5. NationsBank has been requested, and is willing, to act as the Agent for the Purchaser and the Bank Investors.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                 THE COMMITMENT

                  SECTION 1.1. COMMITMENT. On the terms and subject to the conditions set forth in this Agreement (including ARTICLE V):

                  (a) PURCHASES. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Purchaser or the Agent, on behalf of the Bank Investors, as applicable, and the Agent, on behalf of the Purchaser may, provided the Purchase Termination Date shall not have occurred, at the Purchaser's option, or the Agent, on behalf of the Bank Investors, provided that the Purchase Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Purchaser of all of its interest in the Undivided Interests, shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each such conveyance, transfer and assignment, a "PURCHASE"). Each Purchase shall be in accordance with SECTION 1.3(B). Under no circumstances shall Reinvestments be deemed to be Purchases.

                  (b) REINVESTMENTS. Pursuant to SECTION 3.1, during the period from the date hereof to the Purchase Termination Date, Servicer shall cause certain of the Collections in respect of the Undivided Interests to be applied to the purchase of additional undivided interests in Pool Receivables, thereby resulting in an appropriate readjustment of such Undivided Interests. Each such purchase of an additional undivided interest pursuant to SECTION 3.1 is herein called a "REINVESTMENT". The Bank Investors' obligation to make such Purchases and Reinvestments is herein called the "COMMITMENT" and the amount thereof shall be equal to the Facility Limit.

                  SECTION 1.2. PURCHASE AND REINVESTMENT LIMITS. Under no circumstances shall the Agent, on behalf of the Purchaser or the Bank Investors, as applicable, make any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

                  (a) PURCHASE LIMIT. The Aggregate Purchaser Investments would exceed an amount (the "PURCHASE LIMIT") equal to the lesser of (x) $60,000,000 as such amount may be reduced pursuant to SECTION 1.7 (the "MAXIMUM PURCHASE LIMIT"), and
         (y) the then Net Pool Balance; or

                  (b) REQUIRED ALLOCATIONS LIMIT. The Aggregate Required Allocations would exceed an amount (the "REQUIRED ALLOCATIONS LIMIT") equal to 100% of the Net Pool Balance (as defined in SECTION 2.3); or

                  (c) The sum of the Aggregate Purchaser Investments plus the Interest Component of all outstanding Related Commercial

Paper would exceed the Facility Limit.

                  SECTION 1.3. MAKING PURCHASES FROM THE TRANSFEROR. (a) NOTICE OF PURCHASE. Each Purchase from the Transferor shall be made by the Agent on behalf of the Purchaser or the Agent on behalf of the Bank Investors, as applicable, and shall be made on notice from the Transferor to the Agent received by the Agent not later than 11:00 a.m. (New York time) on the Business Day next preceding the date of such proposed Purchase; it being understood and agreed that once any proposed Purchase hereunder is acquired on behalf of the Bank Investors, the Agent, on behalf of such Bank Investors, shall be required to purchase, and the Purchaser shall be required to sell, all Undivided Interests held by the Agent on behalf of the Purchaser in accordance with
SECTION 13.5 and thereafter no additional Purchases shall be acquired on behalf of the Purchaser hereunder. If such notice is received after 11:00 a.m. (New York time) by the Agent, such notice shall be deemed provided on the next following Business Day. Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Periods for the resulting Undivided Interests. The Agent (or, if then funding, an Enterprise Liquidity Provider or Enterprise Credit Support Provider, as applicable) shall select the duration of such initial, and each subsequent, Yield Period with regard to the Purchaser's Investment Percentage of such Purchase in its discretion; PROVIDED that the Agent shall use reasonable efforts, taking into account market conditions, to accommodate the Transferor's preferences.

                  (b) AMOUNT OF PURCHASE. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by the Transferor pursuant to SECTION 1.3(A) and (y) the maximum amount permitted for the Purchaser or the Bank Investors, as the case may be under
SECTION 1.2.

                  (c) FUNDING OF PURCHASE. On the date of each Purchase, upon satisfaction of the applicable conditions set forth in ARTICLE V, the Purchaser or each Bank Investor, as the case may be, shall make available to the Agent at the address of its office set forth on the signature pages hereto, the dollar amount of the Purchase Price, in the case of the Purchaser, or in the case of the Bank Investors, the amount of each Bank Investors Percentage of such Purchase Price (determined pursuant to SECTION 1.3(B)) in same day funds, and the Agent will make such funds immediately available to the Transferor at such office.

                  SECTION 1.4. NUMBER OF UNDIVIDED INTERESTS. The number of Undivided Interests hereunder at any one time, after giving effect to any Purchase, Reinvestment, division or combination, shall not exceed 8 for the Purchaser, individually or for the Bank Investors, collectively.

                  SECTION 1.5. COMMITMENT TERMINATION DATE. (a) The "COMMITMENT TERMINATION DATE" shall be the earlier to occur of (i) December 29, 1998 (herein, as the same may be extended, called the "SCHEDULED COMMITMENT TERMINATION DATE"), and (ii) the date of Termination of the Commitment pursuant to SECTION 1.7 or 11.2.

                  (b) The then Scheduled Commitment Termination Date may be extended from time to time beginning with December 29, 1998, by written notice of request given by the Transferor to the Agent at least 75 days before the then Scheduled Commitment Termination Date, and written notice of acceptance given by the Agent to the Transferor not later than 15 days prior to such Scheduled Commitment Termination Date. No such extension shall be effective unless the Agent shall provide such notice of acceptance to the Transferor.

                  SECTION 1.6. PURCHASE TERMINATION DATE. As to the Purchaser or any Bank Investor (a) the "PURCHASE TERMINATION DATE" with respect to such entity shall be the earlier to occur of (i) the Commitment Termination Date and
(ii) the date of termination of the Commitment with respect to Purchases by the Purchaser or the Bank Investors, as the case may be, pursuant to SUBSECTIONS (B) OR (C) HEREOF.

                  (b) The Commitment shall terminate with respect to Purchases by the Purchaser and the Purchaser shall have no obligation to make any further Purchases or Reinvestments hereunder, on the date of termination of the commitment of any (i) Enterprise Liquidity Provider under an Enterprise Liquidity Agreement or (ii) Enterprise Credit Support Provider under an Enterprise Credit Support Agreement. The Purchaser agrees to give the Transferor (with a copy to the Agent) at least 30 days' prior written notice, unless circumstances shall not permit such 30 days' notice, of the termination of the Commitment with respect to Purchases by the Purchaser pursuant to the foregoing sentence, but failure to give or delay in giving such notice shall not prevent or delay such termination.

                  (c) The provisions of SECTION 3.1 or SECTION 3.2, as applicable, shall apply with respect to the Purchaser's Investment until such time as the Purchaser has or the Bank Investors, as applicable, have received the return of the Aggregate Purchaser's Investment, Earned Discount thereon and all other amounts due to the Purchaser or the Bank Investors, as the case may be, at which time the Purchaser's or the Bank Investors', as the case may be, rights and obligations under this Agreement shall terminate.

                  SECTION 1.7. VOLUNTARY TERMINATION OF COMMITMENT OR REDUCTION OF MAXIMUM PURCHASE LIMIT. The Transferor may, upon at least five Business Days' notice to the Agent, terminate the Commitment in whole or reduce in part the unused portion of the Maximum Purchase Limit; PROVIDED, HOWEVER, that (a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and (b) after giving effect to such reduction, the remaining Maximum Purchase Limit will not be less than $20,000,000.

                  SECTION 1.8. LIMITATION OF OWNERSHIP INTEREST. Nothing in this Agreement shall be interpreted as providing the Purchaser or any Bank Investor with an ownership interest in Receivables that are not Pool Receivables.

                  SECTION 1.9. SPECIAL UNDIVIDED INTERESTS. The Transferor shall maintain with the Purchaser or with the Bank Investors, as the case may be, at least one Undivided Interest, the Purchaser's Investment in which shall be no less than $4,000,000 (unless otherwise agreed by the Agent) and which shall have a related Yield Period of no more than 35 days ending on the twenty-fourth day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) and beginning on the day immediately succeeding the last day of the previous Yield Period (provided that the first Yield Period shall begin on the date of the first Purchase hereunder). If on any day the Undivided Interest required to be maintained with the Purchaser or with the Bank Investors pursuant to this SECTION 1.9 shall for any reason have a Purchaser's Investment of less than $4,000,000, the Agent shall manage the Yield Periods related to the Purchaser's Investment other Undivided Interests in a manner such that within 60 days of such day the Purchaser's Investment of such Undivided Interest required to be maintained pursuant to this SECTION 1.9 shall again equal $4,000,000.

                  SECTION 1.10. BENEFITS OF AGREEMENT. In the event the Bank Investors acquire Undivided Interests hereunder, each Bank Investor shall be equally and ratably entitled to the benefits of this Agreement, the other Agreement Documents and the Receivables Pool, the Related Security and the Collections without preference, priority or distinction on account of the actual timing of the filing of any financing statements under the UCC, all in accordance with the terms and provisions of this Agreement and the other Agreement Documents.

                                   ARTICLE II

                    UNDIVIDED INTEREST AND PURCHASER'S SHARE

                  SECTION 2.1. UNDIVIDED INTEREST. (a) DEFINITION AND COMPUTATION OF UNDIVIDED INTEREST. For purposes of this Agreement, "UNDIVIDED INTEREST" for the Purchaser and/or Bank Investors, as applicable, means, as the context may require (i) undivided ownership interest, in a percentage determined from time to time as provided in CLAUSE (II) below, in (A) all then outstanding Pool Receivables, (B) all Related Security with respect to such Pool Receivables, and (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security; and (ii) at any time, the quotient, expressed as a percentage, obtained by dividing the Required Allocation for such Undivided Interest by the Net Pool Balance. Each Undivided

Interest shall be computed as follows:

         UI       =        RA       =       PI  +  DF  +  DR  +  LR  +  SFR
                           --               -------------------------------
                           NPB                     NPB

WHERE:

         UI       =        the Undivided Interest at any time;

         RA       =        the Required Allocations of such undivided Interest
                           at such time, which shall be an amount at any time equal to the amount of the numerator of the fraction set forth above;

         PI       =        the Purchaser's Investment of such Undivided
                           Interest at such time as determined pursuant to

                           SECTION 2.02;

         DF       =        the Discount Factor of such Undivided Interest at
                           such time, as determined pursuant to PART I of APPENDIX B;

         DR       =        the Dilution Reserve of such Undivided Interest at
                           such time, as determined pursuant to PART II of APPENDIX B;

         LR       =        the Loss Reserve of such Undivided Interest at
                           such time, as determined pursuant to PART II of APPENDIX B;

         SFR      =        the Servicer's Fee Reserve of such Undivided
                           Interest at such time, as determined pursuant to
                           PART III of APPENDIX B; and

         NPB      =        the Net Pool Balance at such time, as determined
                           pursuant to SECTION 2.3.

The "RELATED" Undivided Interest with respect to any of the foregoing items shall mean the Undivided Interest as to which such item is calculated.

                  (b) FREQUENCY OF COMPUTATION OF PURCHASER'S INTEREST. Each Undivided Interest shall initially be computed as of the opening of business of Servicer on the date of Purchase of such Undivided Interest from the Transferor, and such Undivided Interest shall be recomputed upon receipt of each Periodic Report. The Agent on behalf of the Purchaser or the Bank Investors, as the case may be, may at any time request Servicer to recompute its Undivided Interests. In addition, until such Undivided Interest shall be reduced to zero, such Undivided Interest shall be deemed to be automatically recomputed as of the close of business of Servicer on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest in Pool Receivables held by the Purchaser or the Bank Investors, as the case may be, on such day. Such Undivided Interest shall become zero at such time as the Purchaser, or the Bank Investors, as the case may be, shall have received the accrued Earned Discount for such Undivided Interest, shall have recovered the Purchaser's Investment of such Undivided Interest and shall have received all other amounts payable to the Purchaser or the Bank Investors, as applicable, pursuant to this Agreement in respect of such Undivided Interest and Servicer shall have received the accrued Servicer's Fee for such Undivided Interest. Such Undivided Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputations if any, shall be made.

                  SECTION 2.2. PURCHASER'S INVESTMENT. (a) Subject to SUBSECTIONS (B) and (C), the "PURCHASER'S INVESTMENT" of an Undivided Interest owned by the Purchaser or any Bank Investor at any time means an amount equal to:

                  (i) the aggregate of the amounts theretofore paid by the Purchaser or the Bank Investors, to the Transferor (and, in the case of the Bank Investors, to the Purchaser) for the acquisition of such Undivided Interest (A) by Purchase pursuant to SECTIONS 1.1(A) and 1.3 and (B) by Reinvestments pursuant to SECTIONS 1.1(B) and 3.1, and (C) in the case of the Bank Investors, pursuant to SECTION 13.5, less

                  (ii) the aggregate amount of Collections theretofore received and distributed on account of the Purchaser's Investment pursuant to SECTIONS 3.1 and 3.2.

                  (b) Solely for purposes of calculating the Earned Discount (and each component thereof) with respect to a portion of an Undivided Interest purchased or funded by an Enterprise Liquidity Provider or Enterprise Credit Support Provider pursuant to the PROVISO to the definition of "EARNED DISCOUNT" in APPENDIX B:

                  (i) "PURCHASER'S INVESTMENT" of any portion of an Undivided Interest owned by an Enterprise Liquidity Provider or otherwise funded pursuant to an Enterprise Liquidity Agreement shall be deemed to be the amount paid to Enterprise by such Enterprise Liquidity Provider as the purchase price of, or the original principal amount loaned with respect to, such portion (less any portion of such purchase price or principal amount allocable to Earned Discount accrued and unpaid at the time of purchase or funding by such Enterprise Liquid ity Provider), as reduced from time to time by Collections indefeasibly received and distributed to such Enterprise Liquidity Provider on account of such purchase price or principal amount (other than any portion allocable to Earned Discount pursuant to Sections 3.1 and 3.2 hereof);

                  (ii) "PURCHASER'S INVESTMENT" of any portion of an Undivided Interest funded under an Enterprise Credit Support Agreement shall be deemed to be the principal amount of the advance or drawing under such Enterprise Credit Support Agreement with respect to such portion (less the amount, if any, of such advance or drawing used to fund Earned Discount accrued and unpaid at the time of the making of such advance or drawing), as reduced by any payments indefeasibly made by Enterprise or the Enterprise Liquidity Provider to the Enterprise Credit Support Provider in reimbursement of such drawing or repayment of such advance, as the case may be (less any amount allocable to such accrued and unpaid Earned Discount); and

                  (iii) "PURCHASER'S INVESTMENT" of any other portion of an Undivided Interest shall mean such Purchaser's Investment of such Undivided Interest LESS the sum of such Purchaser's Investments of all portions of such Undivided Interest described in CLAUSES (I) and

         (II) above, calculated in accordance with such CLAUSES (I) and (II), as applicable.

                  (c) The Purchaser's Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

                  (d) The "RELATED" Purchaser's Investment with regard to a Yield Period or Undivided Interest (or portion thereof) means the Purchaser's Investment calculated with regard to such Yield Period or Undivided Interest (or such portion), as the case may be.

                  SECTION 2.3. NET POOL-BALANCE. (a) The "NET POOL BALANCE" at any time means an amount equal to:

                  (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, MINUS

                  (ii) the aggregate (for all Obligors) of the amounts by which
         (x) the Unpaid Balance of all Pool Receivables of each Obligor exceeds
         (y) the Concentration Limit for such Obligor at such time.

                  (b) "CONCENTRATION LIMIT" for any Obligor or Government Obligor (Government Obligors in the aggregate may not exceed 15% of the Net Pool Balance at any time as set forth on Schedule 2.03(b)) at any time means the greater of (x) the Special Concentration Limit, if any, for such Obligor and
(y) 2.0% of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time.

                  (c) "SPECIAL CONCENTRATION LIMIT" for any Obligor means the amount designated from time to time as such by the Agent with regard to any Obligor in a writing in the form of SCHEDULE 2.03(B) delivered to the Transferor (it being understood that the most recent writing at any time delivered to the Transferor shall supersede each previous writing).

                  (d) In the case of any Obligor which is an Affiliate of any other Obligor, the Concentration Limit, the Special Concentration Limit, if any, and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

                  SECTION 2.4. SHARES.

                  (a) AGGREGATE PURCHASER'S SHARE. The Purchaser's, or the Bank Investors', as the case may be, "AGGREGATE PURCHASER'S SHARE" of Collections of Pool Receivables received (or deemed received) by the Transferor or Servicer on any day means an amount calculated by the Servicer (subject to recalculation by any Agent) equal to the product of:

                  (i) the amount of all Collections of Pool Receivables received (or deemed received) by the Transferor or Servicer on such day, TIMES

                  (ii) the Aggregate Required Allocations divided by the Net Pool Balance.

                  (b) PURCHASER'S SHARE. With respect to each Undivided Interest, the related "PURCHASER'S SHARE" of Collections of Pool Receivables received (or deemed received) by the Transferor or Servicer on any day means an amount equal to the product of:

                  (i) the Aggregate Purchaser's Share of Collections for such day, TIMES

                  (ii) (A) if such day is not a Run Off Day, the quotient of (1) such Undivided Interest on such day, expressed as a decimal DIVIDED BY
         (2) all of the Undivided Interests on such day, expressed as a decimal,

                  (B) if such day is a Run Off Day, the quotient of (1) such Undivided Interest on the first Run Off Day to have occurred during the then current Run Off Period, expressed as a decimal, DIVIDED BY (2) all of the Undivided Interests on such day, expressed as a decimal; PROVIDED that after such time as an Undivided Interest shall equal zero, the Purchaser's Share of Collections therefor shall also equal zero, and

                  (C) each Bank Investor shall share PRO RATA in the Aggregate Purchaser's Share.

                                   ARTICLE III

                                   SETTLEMENTS

                  SECTION 3.1. NON-RUN OFF SETTLEMENT PROCEDURES FOR COLLECTIONS. (a) DAILY PROCEDURE. On each day (other than a Run Off Day) in any Yield Period for any Undivided Interest, Servicer shall deem an amount equal to the Purchaser's Share but not in excess of the Aggregate Purchaser's Share (as determined in SECTION 2.4) of Collections of Pool Receivables received or deemed received on such day to be received in respect of such Undivided Interest; and

                  (i) out of the Purchaser's Share of such Collections, hold in trust for the benefit of the Purchaser or the Bank Investors, as the case may be, of such Undivided Interest an amount equal to the related

         Earned Discount and related Servicer's Fee accrued through such day and not previously so held for the benefit of the Purchaser or the Bank Investors, as the case may be,

                  (ii) apply an amount equal to the remainder of the Purchaser's Share of such Collections (the "REMAINING COLLECTIONS") to reduce the Purchaser's Investment of such Undivided Interest (it being understood that such amount need not be physically paid to the Purchaser or the Bank Investors under this CLAUSE (II)),

                  (iii) subject to SECTION 3.3, after such reduction, (A) apply such Remaining Collections to the Reinvestment, for the benefit of the Purchaser or the Bank Investor, as the case may be, of additional undivided interests in Pool Receivables by recomputation of such Undivided Interest pursuant to SECTION 2.1 as of the end of such day, thereby increasing the Purchaser's Investment, and (B) pay to the Transferor such Remaining Collections.

The recomputed Undivided Interest shall constitute the percentage ownership interest in Pool Receivables on such day held by the Purchaser or the Bank Investors, as the case may be, with regard to such Undivided Interest.

                  (b) SETTLEMENT DATE PROCEDURE. On the Settlement Date for each Undivided Interest, for each day in the related Yield Period of such Settlement Period that is not a Run Off Day for such Undivided Interest, out of the related Purchaser's Share of Collections for each such Undivided Interest, Servicer shall deposit to the Agent's account for the Purchaser, or the Bank Investors, whichever then holds such Undivided Interest, as described in SECTION 3.5, the amounts set aside as described in SECTION 3.1(A)(I) and the amounts, if any, set aside pursuant to SECTION 3.3(B) or (C) for payment to the Agent on such Settlement Date; PROVIDED, HOWEVER, that if the Agent gives its consent (which consent may be revoked at any time), Servicer may retain amounts which would otherwise be deposited in respect of Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee under CLAUSE (C) below.

                  (c) ORDER OF APPLICATION. Upon receipt by the Agent of funds distributed pursuant to SUBSECTION (B) in respect of an Undivided Interest owned by the Purchaser or the Bank Investors, as the case may be, the Agent shall distribute such funds first, (i) to the Purchaser or the Bank Investors, as applicable, in payment of the accrued and unpaid Earned Discount [and Program Fee] for such Undivided Interest until paid in full, then (ii) to Servicer in payment of the accrued and unpaid Servicer's Fee payable with respect to such Undivided Interest until paid in full, and (iii) in the case of any amounts set aside pursuant to SECTION 3.3(B) or (C), to the Purchaser or the Bank Investors, as applicable, in reduction of the Purchaser's Investment therein.

                  SECTION 3.2. RUN OFF-SETTLEMENT PROCEDURES FOR COLLECTIONS.
(a) DAILY PROCEDURE. On each Run Off Day occurring in any Yield Period for an Undivided Interest, Servicer shall set aside and hold in trust for the Purchaser or the Bank Investors, as appropriate, the Purchaser's Share of the Collections of Pool Receivables in respect of such Undivided Interest for such Run Off Day but not in excess of the Aggregate Purchaser's Share and, if requested in writing by the Agent (in its sole discretion), by depositing such Collections within one Business Day of the Servicer's receipt thereof into a bank account at the Agent on behalf of the Purchaser or the Bank Investors in which no other funds shall be deposited.

                  (b) SETTLEMENT DATE PROCEDURE. On each Settlement Date for each Undivided Interest, if one or more Run Off Days for such Undivided Interest occurred during the related Yield Period for the Settlement Period ending on such Settlement Date for such Undivided Interest, Servicer shall deposit to the account of the Agent for the benefit of the Purchaser or the Bank Investors then owning such Undivided Interest, as described in SECTION 3.5, the amounts set aside pursuant to SECTION 3.2(A) out of the Purchaser's Share of Collections during such Settlement Period, but not to exceed the sum of (i) the accrued and unpaid Earned Discount, (ii) the Purchaser's Investment of such Undivided Interest, (iii) the aggregate of other amounts owed hereunder by the Transferor to the Purchaser, any Bank Investor or the Agent in respect of such Undivided Interest, and (iv) the accrued Servicer's Fee payable with respect to such Undivided Interest. If no Termination Event or Unmatured Termination Event shall have occurred and be continuing, any amounts set aside pursuant to the first sentence of this SECTION 3.2 and not required to be deposited to the Agent's account pursuant to the next preceding sentence shall be paid to the Transferor by Servicer.

                  (c) ORDER OF APPLICATION. Upon receipt by the Agent of funds deposited to its account pursuant to SECTION 3.2(B), the Agent shall distribute such funds (i) to the Purchaser or the Bank Investors, as the case may be, or to the Agent (as the case may be) (A) in payment of the accrued and unpaid Earned Discount and Program Fee for such Undivided Interest, (B) in reduction of the Purchaser's Investment of such Undivided Interest and (C) in payment of any other amounts owed by the Transferor hereunder to the Purchaser or the Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued and unpaid Servicer's Fee payable with respect to such Undivided Interest, also until reduced to zero. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds on deposit, FIRST, in payment of the Earned Discount and Program Fee for such Undivided Interest, SECOND, in payment of the Servicer's Fee payable with respect to such Undivided Interest, if any, (if Servicer is not the Transferor or an Affiliate of the Transferor), THIRD, in reduction of Purchaser's Investment of such Undivided Interest, FOURTH, in payment of any other amounts payable to the Purchaser, any Bank Investor, or to the Agent hereunder, and FIFTH, in payment of the Servicer's Fee payable with respect to such Undivided Interest (if Servicer is the Transferor or an Affiliate of the Transferor).

                  SECTION 3.3. SPECIAL SETTLEMENT PROCEDURES: REDUCTION OF PURCHASER'S INVESTMENT, ETC. (a) DEEMED COLLECTIONS. If on any day:

                  (i)      the Unpaid Balance of any Pool Receivable is:

                           (A) reduced as a result of any defective, rejected or
                  returned merchandise or services, any cash discount, or any adjustment by the Transferor, any Originator or Seller or any Affiliate of the Transferor or any Originator or Seller (other than any adjustment permitted by SECTION 8.2(C) unless the Agent, the Purchaser or any Bank Investor, as the case may be, shall reasonably object thereto within 30 days of being informed thereof); or

                           (B) reduced or cancelled as a result of a setoff in
                  respect of any claim by the Obligor thereof against the Transferor, any Originator or Seller or any Affiliate of the Transferor or any Originator or Seller (whether such claim arises out of the same or a related or an unrelated transaction); or

                           (C) reduced on account of the obligation of
                  the Transferor to pay to the related Obligor any rebate or refund; or

                  (ii) any of the representations or warranties of the Transferor set forth in SECTION 6.1(L) or (P) is no longer true with respect to a Pool Receivable, then, on such day, Servicer shall be deemed to have received a Collection of such Pool Receivable

                           (I) in the case of CLAUSE (I) above, in the
                  amount of such reduction or cancellation; and

                           (II) in the case of CLAUSE (II) above, in the amount
                  of the Unpaid Balance of such Pool Receivable.

                  (b) UNREINVESTED COLLECTIONS. Collections that may not be reinvested by means of Reinvestments in an Undivided Interest on account of the application of the Required Allocations Limit or the Purchase Limit pursuant to
SECTION 1.2 shall be so reinvested as soon as it is possible to do so without violating such Required Allocations Limit or Purchase Limit, as the case may be. To the extent and so long as such Collections may not be so reinvested, Servicer shall hold such Collections ratably in trust for the benefit of the Purchaser or the Bank Investors, as the case may be, and, if requested by the Agent, in a separate deposit account with the Agent containing only the Purchaser's Share of such Collections and no other funds, for payment to the Agent on the next following Settlement Date for application to the next maturing Undivided Interests.

                  (c) THE TRANSFEROR'S REDUCTION OF AGGREGATE PURCHASER'S INVESTMENT. If at any time the Transferor shall wish to cause the reduction of the Aggregate Purchaser's Investment (but not to commence the liquidation, or reduction to zero, of all Undivided Interests), the Transferor may do so as follows:

                  (i) the Transferor shall give the Agent at least three Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence) and, if applicable, shall cause the reduction to be allocated ratably among the Bank Investors such that each Bank Investor shall receive its pro rata share of the aggregate amount of such proposed reductions;

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Remaining Collections in Undivided Interests, until the amount thereof not so reinvested shall equal the desired amount of reduction for the Purchaser or the Bank Investors, as the case may be; and

                  (iii) Servicer shall hold such Collections for the benefit of the Purchaser or the Bank Investors, as the case may be, for the payment to the Agent for each Undivided Interest proposed to be reduced in connection herewith, in which such Collections are accumulated, and such amounts shall be applied to reduce the Purchaser's Investment in such Undivided Interests in accordance with the PROVISOS hereto and with regard to any Undivided Interest, the related Purchaser's Investment of such Undivided Interest shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

PROVIDED that,

                           (A) any such reduction may only be effected on the
                  last day of the related Yield Period for any Undivided Interest the related Purchaser's Investment in which has been requested to be reduced and only to the extent that after giving effect to any such reduction the remaining Purchaser's Investment in such Undivided Interest shall not be less than $1,000,000 (unless the Purchaser's Investment of such Undivided Interest shall thereby be reduced to zero) and shall be in an integral multiple of $100,000,

                           (B) if the Transferor shall commence any voluntary
                  reduction in a Yield Period containing all or a portion of any Run Off Period, Collections not so reinvested shall be treated as if collected on the next following Run Off Day,

                           (C) the Transferor shall use reasonable efforts to
                  attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Yield Period, and

                           (D) if two or more Undivided Interests of the
                  Purchaser or any Bank Investor shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Agent shall consent otherwise, to the Undivided Interest with the shortest remaining Yield Period.

                  (d) ALLOCATIONS OF OBLIGOR'S PAYMENTS. Except as provided in
SECTION 3.3(A) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable; PROVIDED, HOWEVER, that, if payment is designated by such Obligor for application to specific Receivables, it shall be applied to such specified Receivables.

                  (e) DEPOSIT TO COLLECTION ACCOUNT. Notwithstanding anything herein to the contrary, the Agent may require the Transferor and Servicer (or their designees or successors) at any time (such instruction shall be deemed given upon the occurrence and continuance of a Termination Event), to deposit all Collections of Pool Receivables received (including, without limitation, received by any Lock-Box Bank) to an account established at the Agent (the "COLLECTION ACCOUNT") within one Business Day of receipt thereof. Such Collections shall be applied by the Agent in accordance with the provisions of this Agreement, including

SECTIONS 3.1, 3.2 or 3.3 hereof. Servicer (or its designee or successor) shall notify the Agent of the amount of funds deposited in the Collection Account not received from Pool Receivables and the Agent shall remit such funds as soon as practicable after such notification to such account as Servicer (or its designee or successor) shall designate.

                  SECTION 3.4. REPORTING. (a) On or prior to the twentieth day of each month (or if such day is not a Business Day, the next succeeding Business Day), Servicer shall prepare and forward to the Agent a PERIODIC REPORT (including a certification that no Termination Event or Unmatured Termination Event shall have occurred) relating to all Undivided Interests owned by the Purchaser or the Bank Investors, as applicable, as of the close of business of Servicer on the next preceding Month End Date.

                  (b) On or prior to each Settlement Date, the Transferor will advise the Agent and, if Wackenhut is not the Servicer, the Servicer of each Run Off Day occurring during the Settlement Period ending on such Settlement Date.

                  (c) On or prior to each Purchase or Reinvestment hereunder, the Transferor shall permanently mark in the computer records for each Receivable subject to such Purchase or Reinvestment that such Receivable is subject to the interest of the Agent, on behalf of the Purchaser or the Bank Investors hereunder, as the case may be.

                  SECTION 3.5. PAYMENTS AND COMPUTATIONS, ETC. (a) Unless otherwise required pursuant to this Agreement, all amounts to be paid or deposited by the Transferor hereunder shall be paid or deposited in accordance with the terms hereof no later than noon (New York time) on the day when due in lawful money of the United States of America in same day funds to accounts indicated in SECTION [ ] hereof unless otherwise notified by the Agent. If the Agent shall have received such funds by noon (New York time), it shall forward the portion of the funds deposited that are due to the Purchaser or the Bank Investors by 3:00 p.m. (New York time) on such day and if received after noon (New York time), on the next following Business Day.

                  (b) The Transferor or Servicer, as applicable, shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% PER ANNUM above the Alternate Reference Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to the Purchaser or the Bank Investors, if any, or any other Person having an interest in such overdue amount, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent, to such Persons ratably in accordance with their respective interests in such overdue amount.

                  (c) All computations of interest, Earned Discount, Negative Spread Fee and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

                  SECTION 3.6. DIVIDING OR COMBINING UNDIVIDED INTERESTS.

                  (a) DIVISION OF UNDIVIDED INTERESTS. The Agent may at any time, as of the last day of any Yield Period for any then existing Undivided Interest owned by the Purchaser or any Bank Investor, as the case may be, divide such existing Undivided Interest on such last day into two or more new Undivided Interests, each such new Undivided Interest having a Purchaser's Investment as designated by the Agent and all such new Undivided Interests collectively having aggregate Purchaser's Investments equal to the Purchaser's Investment of such existing Undivided Interest.

                  (b) COMBINATION OF UNDIVIDED INTERESTS. The Agent may at any time, as of the last day of any Yield Period for two or more existing Undivided Interests owned by the Purchaser or the Bank Investors, as the case may be, on or before the date of any proposed Purchase of an Undivided Interest pursuant to SECTIONS 1.1 and 1.4 by the Purchaser or the Bank Investors, as the case may be, on such last day or such date of Purchase, as the case may be, combine into one new Undivided Interest such existing and/or proposed Undivided Interests or any combination thereof, such new Undivided Interest having a Purchaser's Investment equal to the aggregate Purchaser's Investments of such Undivided Interests so combined.

                  (c) EFFECT OF DIVISION OR COMBINATION. On and after any division or combination of Undivided Interests as described above, each of the new Undivided Interests resulting from such division, or the new Undivided Interest resulting from such combination, as the case may be, shall be a separate Undivided Interest having a Purchaser's Investment as set forth above, and shall take the place of such existing Undivided Interest or Undivided Interests or proposed Undivided Interest, as the case may be, in each case under and for all purposes of this Agreement.

                  SECTION 3.7. TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS. The Transferor shall forthwith deliver to Servicer all Collections deemed received by the Transferor pursuant to SECTION 3.3(A), and Servicer shall hold or distribute such

Collections as Earned Discount, accrued Servicer's Fee, repayment of Purchaser's Investment, etc., to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Agent, Servicer shall forthwith cause such deemed Collections to be ratably paid to the Agent or to such lock boxes or accounts, as applicable. So long as the Transferor shall hold any Collections or deemed Collections required to be paid to Servicer or to the Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

                  SECTION 4.1. FEES. (a) AGENT'S FEES. Fees payable to the Agent for services performed in its capacity as Agent or as Agent for the benefit of the Purchaser or the Bank Investors, as the case may be, shall be due and payable on such dates and in such amounts as set forth in the letters dated the date the conditions precedent set forth in Section 5.1 are first satisfied, from the Agent to the Transferor (the "FEE LETTERS").

                  (b) NOTE FEE. From the date hereof until the date, on or after the Commitment Termination Date, on which the Aggregate Total Investments shall be reduced to zero, the Transferor shall pay to the Agent for the account of the Purchaser, a note issuance fee ("NOTE FEE") in an amount equal to the product of (x) the greater of $15, or the note fee actually paid or payable by the Purchaser to the issuing agent and depositary for the Commercial Paper Notes for the authentication and delivery of each Commercial Paper Note, as notified by the Agent on behalf of the Purchaser to the Transferor and Servicer from time to time, TIMES (y) the number of Commercial Paper Notes issued by the Purchaser to fund its Undivided Interests hereunder during the period for which such Note Fee is payable, as notified by the Agent on behalf of the Purchaser to the Transferor and Servicer; PROVIDED THAT, if such Commercial Paper Notes shall at any time become "book-entry" Notes, the "Note Fee" therefor shall equal $30 per trade. Such Note Fee shall be paid in arrears on the first Business Day of each month for the preceding calendar month for the number of Commercial Paper Notes issued to fund the Undivided Interests owned by the Purchaser during the preceding calendar month for which no Note Fee shall have theretofore been paid. The Agent, on behalf of the Purchaser, shall notify the Transferor and Servicer at least one Business Day prior to the end of each calendar month of the number of Commercial Paper Notes issued by the Purchaser to fund its Undivided Interests hereunder during such calendar month.

                  (c) DEALER FEE. The dealer fee is set forth in CLAUSE (II) of the definition of Commercial Paper Rate.

                  SECTION 4.2. YIELD PROTECTION. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:

                  (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Undivided Interest owned by or funded by it or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Investments or Earned Discount owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                  (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

                  (D) shall impose any other condition affecting any Undivided Interest owned or funded by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                  (E) shall impose on any Affected Party any other expense (including attorneys' fees and litigation costs);

and the result of any of the foregoing is or would be:

                  (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under this Agreement, the Enterprise Liquidity Agreement or Enterprise Credit Support Agreement, as applicable or any commitment of such Affected Party with respect to any of the foregoing, or (II) any Agent for continuing its, or the Transferor's, or any Originator's relationship with the Purchaser or any Bank Investor, as the case may be; or

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Certificate of Assignments, or under the Enterprise Liquidity Agreement or the Enterprise Credit Support Agreement with respect thereto; or

                  (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Transferor shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; PROVIDED THAT, such demand shall be made only with regard to amounts accruing not more than six months prior to the earlier of (x) such demand being made upon the Transferor and (y) notification of the Transferor pursuant to PARAGRAPH (B) below.

         (b) Each Affected Party will promptly notify the Transferor and the Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this SECTION 4.2; PROVIDED, HOWEVER, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c) In determining any amount provided for or referred to in this
SECTION 4.2, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this SECTION 4.2 shall submit to the Transferor a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon the Transferor.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

                  SECTION 5.1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase hereunder is subject to the condition precedent that the Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:

                  (a) A Certificate of Assignment for the Agent on behalf of the Purchaser, in substantially the form attached hereto as SCHEDULE 5.1(A);

                  (b) A copy of the resolutions of the Board of Directors of the Transferor approving this Agreement, the Receivables Purchase Agreement, the Certificate of Assignments and the other Agreement Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

                  (c) a copy of the resolutions of the Board of Directors of Wackenhut approving this Agreement, the Receivables Purchase Agreement, the Purchase and Sale Agreement and the other Agreement Documents to be delivered hereunder and thereunder, certified by its Secretary or Assistant Secretary;

                  (d) a copy of the resolutions of each Originator approving the Purchase and Sale Agreement and the other Agreement Documents to be delivered hereunder and thereunder and as certified by the Secretary or Assistant Secretary of each Originator;

                  (e) A Good Standing Certificate for the Transferor, Wackenhut and each Originator issued by the Secretary of State or a similar official of the Transferor's, the Servicer's and each Originator's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement, the Receivables Purchase Agreement, the Purchase and Sale Agreement and the other Agreement Documents, in each case, dated a date reasonably prior to such date;

                  (f) A certificate of the Secretary or Assistant Secretary of each of the Transferor, Wackenhut and each Originator certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Purchase and Sale Agreement, the Receivables Purchase Agreement, the Certificate of Assignments and the other Agreement Documents to be delivered by them hereunder (on which certificate the Agent, the Purchaser and each Bank Investor may conclusively rely until such time as the Agent shall receive from the Transferor, Wackenhut or the applicable Originator, as applicable, a revised certificate meeting the requirements of this SUBSECTION (F));

                  (g) The Articles of Incorporation of each of the Transferor, Wackenhut and each Originator, duly certified by the Secretary of State or similar official of the jurisdiction of its organization, as of a recent date acceptable to each Agent, together with a copy of the By-laws of each of the Transferor, Wackenhut and each Originator, duly certified by the Secretary or an Assistant Secretary of the Transferor, Wackenhut and such Originator, as applicable;

                  (h) Acknowledgment copies of proper Financing Statements (Form UCC-1 and in the case of clause (iv) below, Form UCC-3), filed on or prior to the date of the initial Purchase, naming (i) each Originator as debtor/seller, the Seller as secured party and the Transferor as assignee and filed in connection with transactions contemplated by the Purchase and Sale Agreement, (ii) the Seller as debtor/seller, the Transferor as secured party and the Agent as assignee and filed in connection with transactions contemplated by the Receivables Purchase Agreement, (iii) the Transferor as the debtor/seller of Receivables or an undivided interest therein and the Agent, on behalf of the Purchaser and the Bank Investors, as the secured party/purchaser, and
         (iv) the Transferor as assignor, and the Agent, on behalf of the Purchaser and the Bank Investors, as assignee, of the security interests evidenced by the financing statement(s) referred to in clause
         (i) above, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Agent's interests in all Undivided Interests assigned to it on behalf of the Purchaser or the Bank Investors or otherwise created or arising hereunder;

                  (i) A search report provided in writing to the Agent by LEXIS Document Services, listing all effective financing statements that name the Transferor, the Seller or any Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to SUBSECTION (H) above and in such other jurisdictions that the Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Receivables or Contracts or interests therein or Collections or proceeds of any thereof);

                  (j) Duly executed copies of Lock-Box Agreements with each of the Lock-Box Banks, in substantially the form attached hereto as
         SCHEDULE 5.1(H);

                  (k) A favorable opinion of associate General Counsel for the Transferor, Wackenhut, each Originator and Servicer, in substantially the form of SCHEDULE 5.1(I);

                  (l) A favorable opinion of Akerman, Senterfitt & Eidson, P.A.,covering certain bankruptcy and insolvency matters in form and substance satisfactory to Purchaser's counsel;

                  (m) Such sublicenses as the Agent shall require with regard to all programs leased by the Transferor, Wackenhut, any Originator or Servicer and used in the servicing of the Receivables Pool;

                  (n) Such powers of attorney as the Agent shall reasonably request to enable the Agent to collect all amounts due under any and all Pool Receivables;

                  (o) A Periodic Report as of the most recent Month End Date;

                  (p) Evidence (i) of the execution and delivery by Wackenhut and each Originator of the Purchase and Sale Agreement (substantially in the form attached hereto as SCHEDULE 5.1(P)(I)) and each other Agreement Document to be executed and delivered in connection therewith, (ii) of the execution and delivery by the Seller and the Transferor of the Receivables Purchase Agreement (substantially in the form attached hereto as SCHEDULE 5.1(P)(II)), and each other Agreement Document to be executed and delivered in connection therewith, and
         (iii) that each of the conditions precedent to the execution, delivery and effectiveness of the Purchase and Sale Agreement and each other Agreement Document has been satisfied;

                  (q) Executed Letter Agreement (Segregation of Funds) of even date herewith between Wackenhut Funding Corporation and NationsBank;

                  (r) A computer tape or disc containing such information relating to each of the Pool Receivables the subject of the first Purchase hereunder as is satisfactory to the Agent; and

                  (s) Evidence of the payment of all fees required to be paid prior to closing.

                  SECTION 5.2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent ("CONDITIONS PRECEDENT") that on the date of such Purchase or Reinvestment the following statements shall be true (and the Transferor by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

                  (a) the representations and warranties contained in SECTION
         6.1 and SECTION 6.2 and in the Purchase and Sale Agreement and in the Receivables Purchase Agreement are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day except for those representations and warranties made solely with respect to an earlier date which shall be correct in all material respects as of such date;

                  (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event;

                  (c) after giving effect to each proposed Purchase or Reinvestment, (i) Aggregate Purchaser's Investments will not exceed the Purchase Limit, and (ii) Aggregate Required Allocations will not exceed the Required Allocations Limit and (iii) the sum of the Aggregate Purchaser's Investment plus the Interest Component of all outstanding Related Commercial Paper would not exceed the Facility Limit; and

                  (d) the Commitment Termination Date shall not have occurred;

PROVIDED, HOWEVER, the absence of the occurrence and continuance of an Unmatured Termination Event shall not be a Condition Precedent to any reinvestment being made with the proceeds of

Collections that were, on the same day, applied in reduction of the Aggregate Total Investments.

                  SECTION 5.3. ADDITIONAL CONDITION PRECEDENT TO PURCHASES. Each Purchase (including the initial Purchase) shall be subject to the further condition precedent that the Purchase Termination Date shall not have occurred.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor represents and warrants as follows:

                  (a) ORGANIZATION AND GOOD STANDING. The Transferor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables.

                  (b) DUE QUALIFICATION. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

                  (c) POWER AND AUTHORITY; DUE AUTHORIZATION. The Transferor (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement, the Certificate of Assignments and other Agreement Documents to which it is a party, (B) carry out the terms of the Agreement Documents, and (C) sell and assign undivided Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Agreement Documents to which it is a party and the sale and assignment of the Undivided Interests on the terms and conditions herein provided.

                  (d) VALID SALE; BINDING OBLIGATIONS. This Agreement constitutes a valid sale, transfer, and assignment of Undivided Interests to the Agent, on behalf of the Purchaser or the Bank Investors, as the case may be, enforceable against creditors of, and purchasers from, the Transferor; and this Agreement constitutes, and each other Agreement Document to be signed by the Transferor when duly executed and delivered will constitute, a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Agreement Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Transferor, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Transferor is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Transferor's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the Certificate of Assignments, or (iii) violate any law or order, rule, or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferor or any of its properties.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to its knowledge threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificate of Assignments or any other Agreement Documents, (ii) seeking to prevent the sale and assignment of any Undivided Interest, the issuance of the Certificate of Assignments or the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Transferor or Servicer of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement, the Certificate of Assignments, any other Agreement Document, the Receivables or the Contracts or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder or the Certificate of Assignments.

                  (g) NOT AN INVESTMENT COMPANY. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (h) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (i) GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Transferor of this Agreement, the Certificate of Assignments or any other Agreement Document, EXCEPT for the filing of the UCC Financing Statements referred to in ARTICLE V, all of which, at the time required in ARTICLE V, shall have been duly made and shall be in full force and effect.

                  (j) LITIGATION. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and to its knowledge no threat by any person has been made to attempt to obtain any such decision that would prevent, the Transferor from conducting a significant part of its business operations, except as described in SCHEDULE 6.1(J).

                  (k) MARGIN REGULATIONS. The use of all funds obtained by the Transferor under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (l) QUALITY OF TITLE. Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by the Transferor free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser or any Bank Investor, as the case may be (or any assignee thereof) or by the Agent) and restriction on assignment, except as provided herein; when the Purchaser or any Bank Investor, as the case may be, makes a Purchase, it or they or the Agent shall have acquired and shall continue to have maintained a valid and perfected first priority undivided percentage ownership interest to the extent of its Undivided Interest in each Pool Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser or any Bank Investor (or any assignee thereof) or by the Agent) except as provided hereunder; and no effective financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed (i) in favor of the Transferor in accordance with the Contracts, (ii) in favor of the Purchaser or any Bank Investor or the Agent in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser or any Bank Investor (or any assignee thereof) or by the Agent; or (iii) in favor of NationsBank, or any successor, as described in SECTION 11.1.

                  (m) ACCURATE REPORTS. No Periodic Report (if prepared by the Transferor, or to the extent that information contained therein was supplied by the Transferor), information, Exhibit, financial statement, document, book, record or report furnished or to be furnished by the Transferor to the Agent or the Purchaser or any Bank Investor in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent, the Purchaser or any Bank Investor, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (n) OFFICES. The chief place of business and chief executive office of the Transferor are located at the address of the Transferor referred to in SECTION 13.2, and the offices where the Transferor keeps all of its books, records, and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in SCHEDULE 6.1(N) (or at such other locations, notified to the Agents in accordance with SECTION 7.1(F), in jurisdictions where all action required by SECTION 8.5 has been taken and completed).

                  (o) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of the Transferor or Servicer at such Lock-Box Banks, are specified in SCHEDULE 6.1(O) (or have been notified to the Agents in accordance with SECTION 7.3(D)).

                  (p) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

                  (q) SERVICING PROGRAMS. Any and all programs used by the Transferor or the Servicer in the servicing of the Receivables Pool are owned by the Transferor or the Servicer, as applicable, and not leased or licensed.

                  (r) TRANSFERS. No purchase of an interest in Receivables by the Purchaser or a Bank Investor from the Transferor or by the Transferor from Wackenhut constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason.

                  (s) PURCHASE AND SALE AGREEMENT. Each of the representations and warranties made by each Originator in the Purchase and Sale Agreement and by The Wackenhut Corporation in the Receivables Purchase Agreement are true and correct in all material respects as of the date or dates made.

                  (t) SOLVENCY. Immediately after giving effect to the Transferor's, the Seller's and the Originator's obligations now or hereafter arising pursuant to any Agreement Document and to each transaction contemplated thereby, the Transferor, the Seller and each Originator will each be Solvent.

                  (u) USE OF PROCEEDS. Neither the Transferor nor any Originator will use the proceeds of the Purchases hereunder to acquire a security in a transaction subject to Section 13 or 14 of the Securities
         Exchange Act of 1934, as amended.

                  (v) TAX. The Transferor has filed each and every tax return required to be filed by it in each jurisdiction in which it is required to do so and has paid in each such jurisdiction all taxes required to be paid by it on a consolidated basis.

                  (w) TRADENAMES, ETC. As of the date hereof: (A) the Transferor's chief executive office is located at the address set forth under its signature to this Agreement; and (B) the Transferor has, within the last five (5) years, used only the tradenames identified in
         EXHIBIT 6.1(W) hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

                  (x) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or an Unmatured Termination Event.

                  (y) ERISA. The Transferor is in compliance in all material respects with ERISA and there exists no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  SECTION 6.2. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer, represents and warrants to the Purchaser and to the Bank Investors that:

                  (a) ORGANIZATION AND GOOD STANDING. Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire, own and sell the Pool Receivables.

                  (b) DUE QUALIFICATION. Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

                  (c) POWER AND AUTHORITY; DUE AUTHORIZATION. Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement, the Receivables Purchase Agreement and the Purchase and Sale Agreement and other Agreement Documents, (B) carry out the terms of the Agreement Documents to which it is a party, and
         (C) sell and assign the Receivables to the Transferor pursuant to the Receivables Purchase Agreement on the terms and conditions therein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, the Receivables Purchase Agreement, the Purchase and Sale Agreement and the other Agreement Documents to which it is a party and the sale and assignment of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement on the terms and conditions therein provided.

                  (d) VALID SALE; BINDING OBLIGATIONS. The Receivables Purchase Agreement constitutes a valid sale, transfer, and assignment of the Receivables to the Transferor, enforceable against creditors of, and purchasers from, Wackenhut; and this Agreement constitutes, and each other Agreement Document to be signed by Wackenhut (in whatever capacity) when duly executed and delivered will constitute, a legal, valid and binding obligation of Wackenhut enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Agreement Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or by-laws, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than the Receivables Purchase Agreement and this Agreement, or (iii) violate any law or order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Wackenhut or any of its properties.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to its knowledge threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the

         Receivables Purchase Agreement, the Purchase and Sale Agreement or any other Agreement Documents, (ii) seeking to prevent the sale and assignment of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by it (in whatever capacity) of its obligations under this Agreement, the Receivables Purchase Agreement or any other Agreement Document to which it is a party, or (B) the validity or enforceability of this Agreement, the Receivables Purchase Agreement, any other Agreement Document, the Receivables or the Contracts or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder or the Certificate of Assignments.

                  (g) GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Wackenhut of this Agreement, the Receivables Purchase Agreement or any other Agreement Document, EXCEPT for the filing of the UCC Financing Statements referred to in ARTICLE V, all of which, at the time required in ARTICLE V, shall have been duly made and shall be in full force and effect.

                  (h) FINANCIAL CONDITION. (x) The consolidated balance sheets of the Servicer and its consolidated subsidiaries as at September 30, 1997, and the related statements of income and shareholders, equity of it and its consolidated subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition, business, business prospects and operations of it and its consolidated subsidiaries as at such date and the consolidated results of the operations of it and its consolidated subsidiaries for the period ended on such date all in accordance with generally accepted accounting principles consistently applied, and (y) since September 30, 1997 there has been no material adverse change in any such condition, business, business prospects or operations except as described in SCHEDULE 6.2(H).

                  (i) CREDIT AND COLLECTION POLICY. Since January 5, 1995, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (j) COLLECTIONS AND SERVICING. Since January 5, 1995, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables.

                  (k) NOT AN INVESTMENT COMPANY. The Servicer is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (l) LITIGATION. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and to its knowledge no threat by any person has been made to attempt to obtain any such decision that would prevent, it from conducting a significant part of its business operations, except as described in SCHEDULE 6.2(I).

                  (m) ACCURATE REPORTS. No Periodic Report (if prepared by it, or to the extent that information contained therein was supplied by
         it), information, Exhibit, financial statement, document, book, record or report furnished or to be furnished by it to the Agent or the Purchaser or any Bank Investor in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent, the Purchaser or any Bank Investor, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (n) OFFICES. The chief place of business and chief executive office of the Servicer are located at its address referred to in
         SECTION 13.2, and the offices where the Servicer keeps all of its books, records, and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in SCHEDULE 6.2(N) (or at such other locations, notified to the Agent in accordance with SECTION 7.1(F), in jurisdictions where all action required by
         SECTION 8.5 has been taken and completed).

                  (o) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of the Servicer at such Lock-Box Banks, are specified in
         SCHEDULE 6.2(O)

         (or have been notified to the Agent in accordance with SECTION 7.3(D)).

                  (p) SERVICING PROGRAMS. Any and all programs used by the Servicer in the servicing of the Receivables Pool are owned by it and not leased or licensed.

                  (q) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or an Unmatured Termination Event.

                                   ARTICLE VII

                GENERAL COVENANTS OF THE TRANSFEROR AND SERVICER

                  SECTION 7.1. AFFIRMATIVE COVENANTS OF THE TRANSFEROR. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, the Transferor will, unless the Agent shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Pool Receivables and related Contracts.

                  (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Agent, the Purchaser or any Bank Investor hereunder or (ii) the ability of the Transferor or Servicer to perform their respective obligations hereunder.

                  (c) FIELD REVIEWS. (i) At any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Transferor relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of the Transferor for the purpose of examining such materials described in CLAUSE (I)(A) next above, and to discuss matters relating to Pool Receivables or the Transferor's performance hereunder with any of the officers or employees of the Transferor having knowledge of such matters; and (ii) without limiting the provisions of CLAUSE (I)(A) next above, from time to time on request of the Agent, permit Coopers & Lybrand or other certified public accountants or other auditors reasonably acceptable to the Agent to conduct, at the Transferor's expense, a review of the Transferor's books and records with respect to the Pool Receivables.

                  (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable); such records to be retained by Servicer for such periods as are usual and customary and in accordance with the Credit and Collection Policy.

                  (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all purchase orders and other agreements related to such Pool Receivables.

                  (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the addresses) of the Transferor referred to in SECTION 6.1(N) or, upon 30 days' prior written notice to each Agent, at such other locations in jurisdictions where all action required by SECTION 8.5 shall have been taken and completed.

                  (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                  (h) MINIMUM NET WORTH. The Transferor shall at all times maintain a minimum Net Worth of not less than 10% of the Net Pool Balance;

                  (i) COLLECTIONS. Instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank.

                  (j) SALE TREATMENT. The Transferor will not account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Seller to the Transferor. In addition, the Transferor shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the Transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Agent, on behalf of the Company and the Bank Investors, in the Receivables.

                  (k) SEPARATE BUSINESS. The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of Wackenhut or any Affiliate of Wackenhut, pay fair market rent for its executive office space located in the offices of Wackenhut or any Affiliate of Wackenhut, (b) have at all times at least two members of its board of directors which are not and have never been employees, officers or directors of Wackenhut or any Affiliate of Wackenhut or of any major creditor of Wackenhut or any Affiliate of Wackenhut and are persons who are familiar and have experience with asset securitization,
         (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of Wackenhut or any other entity, (d) not commingle the Transferor's assets with those of Wackenhut or any other entity, (e) not sell, exchange or otherwise convey any of its assets in any inter-company transactions except for fair market value in an arms length transaction approved by a majority of its board of directors (including Independent Directors, as defined in the Transferor's "Certificate of Incorporation"), (f) act solely in its corporate name and through its own authorized officers and agents, (g) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (h) separately manage the Transferor's liabilities from those of Wackenhut or any Affiliates of Wackenhut and pay its own liabilities, including all administrative expenses, from its own separate assets, except that Wackenhut may pay the organizational expenses of the Transferor, and
         (i) pay from the Transferor's
         assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of Wackenhut or any Affiliate of Wackenhut, (iii) not lend funds or extend credit to Wackenhut or any affiliate of Wackenhut except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of Wackenhut or any Affiliates of Wackenhut. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

                  (l) CORPORATE DOCUMENTS. The Transferor shall only amend, alter, change or repeal Articles of its Certificate of Incorporation with the prior written consent of the Agent.

                  (m) RIGHTS UNDER RECEIVABLES PURCHASE AGREEMENT. Exercise all of its rights under or in connection with the Receivables Purchase Agreement to the fullest extent thereof except to the extent otherwise consented to in writing by the Agent.

                  SECTION 7.2. REPORTING REQUIREMENTS OF THE TRANSFEROR. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero and all other amounts owing hereunder shall have been paid, the Transferor will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

                  (a) FINANCIAL REPORTING. The Transferor will maintain, or cause to be maintained, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                           (i) QUARTERLY FINANCIAL STATEMENTS. As soon as
                  available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Transferor, copies of the Transferor's quarterly financial reports, certified by the vice president and treasurer, chief financial officer or chief accounting officer of the Transferor; together with a certificate from such officer certifying that no Termination Event or Unmatured Termination Event has occurred and containing a computation of, and showing compliance with, the financial restrictions contained in SECTION 7;

                           (ii) ANNUAL REPORTING. Within ninety (90) days after
                  the close of the Transferor's fiscal year, financial statements, prepared in accordance with GAAP for the Transferor, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, and reviewed by a nationally recognized accounting firm reasonably acceptable to the Agent and accompanied by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Unmatured Termination Event, or if, in the opinion of such accountants, any Termination Event or Unmatured Termination Event shall exist, stating the nature and status thereof.

                           (iii) COMPLIANCE CERTIFICATE. Within forty-five (45)
                  days after the close of the first three quarterly periods of the Transferor's fiscal year and together with the financial statements required hereunder, a compliance certificate signed by the Transferor's chief financial officer stating that to the best of such Person's knowledge, no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof.

                           (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of or the Transferor, copies of all financial statements, reports and proxy statements so furnished.

                  (b) REPORTS TO HOLDERS AND EXCHANGES. In addition to the reports required by SUBSECTION (A) next above, promptly upon the Agent's request, copies of any reports specified in such request which the Transferor sends to any of its security holders, and any reports or registration statements that Servicer files with the Securities and Exchange Commission or any national securities exchange other than regis tration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                  (c) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Transferor, the Seller or any Originator files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Seller or any Originator receives from the Pension Benefit Guaranty Corporation;

                  (d) TERMINATION EVENTS. As soon as possible and in any event within five days after the occurrence of each Termination Event and each Unmatured Termination Event, written statement of the vice president and treasurer, chief financial officer or chief accounting officer of the Transferor setting forth details of such Event and the action that the Transferor proposes to take with respect thereto;

                  (e) LITIGATION. As soon as possible and in any event within three Business Days of the Transferor's knowledge thereof, notice of
         (i) any litigation, investigation or proceeding which may exist at any time which could have a material adverse effect on the business, operations, property or financial condition of the Transferor, the Seller or any Originator or impair the ability of the Transferor or the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation;

                  (f) PURCHASE AND SALE AGREEMENT/RECEIVABLES PURCHASE AGREEMENT. Promptly after receipt thereof, copies of all documents and other information delivered by either of the Originator or the Seller to the Transferor pursuant to either the Purchase and Sale Agreement or the Receivables Purchase Agreement; and

                  (g) OTHER. Promptly, from time to time, such other information (including a listing by Obligor of all Pool Receivables), documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Transferor as the Agent may from time to time reasonably request in order to protect the interests of the Agent or any Purchaser under or as contemplated by this Agreement.

                  SECTION 7.3. NEGATIVE COVENANTS OF THE TRANSFEROR. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero and all other amounts owing hereunder shall have been paid, the Transferor will not, without the prior written consent of the Agent:

                  (a) SALES, LIENS, ETC. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

                  (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in SECTION 8.2, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto unless such extension, amendment or modification (i) does not conflict with the Credit and Collection Policy and (ii) does not affect the collectibility of the related Receivable.

                  (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy.

                  (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in SCHEDULE 6.2(O) or make any change in its instructions to Obligors regarding payments to be made to Servicer or Servicer or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank in a form satisfactory to the Agent.

                  (e) AMENDMENTS TO PURCHASE AND SALE AGREEMENT/RECEIVABLES PURCHASE AGREEMENT. Amend, supplement, waive the application of any provision of, amend and restate or otherwise modify the Purchase and Sale Agreement or the Receivables Purchase Agreement except in each case (i) in accordance with the terms thereof and (ii) with the prior written consent of the Agent.

                  (f) CORPORATE IDENTITY. At any time change its name, identity, corporate structure or location unless at least 10 days prior thereto the Transferor shall have delivered to the Agent UCC financing statements or other statements amending or otherwise modifying UCC financing statements filed hereunder in order to maintain a first perfected ownership interest in favor of the Agent on behalf of the Purchaser and the Bank Investors hereunder.

                  SECTION 7.4. AFFIRMATIVE COVENANTS OF SERVICER. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, Servicer will, unless the Agent shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Pool Receivables and related Contracts.

                  (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Agent or the Purchaser or any Bank Investor hereunder or (ii) the ability of Servicer or the Transferor to perform their respective obligations hereunder or under the Receivable Purchase Agreement.

                  (c) DUE DILIGENCE. Servicer shall permit the Agent and its authorized representatives to make, or cause to be made, on or prior to March 31, 1998, such reasonable investigation and physical inspections of the Servicer, its servicing facilities and its financial and legal condition as the Agent deems necessary or advisable. In connection with such inspection, the Servicer shall further permit the Agent and its authorized representatives (including legal counsel and independent accountants) upon reasonable notice to have full access to the properties, assets, personnel (including the Servicer's accountants) and its relevant books and records during reasonable business hours, and the Servicer will furnish the Agent and/or such representatives with such financial and operating data and other information and copies of documents with respect to the Receivables, and the servicing and the servicing operations of the Servicer as the Agent and/or such representatives shall from time to time reasonably request.

                  (d) FIELD REVIEWS. (i) At any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Servicer relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of Servicer for the purpose of examining such materials described in CLAUSE (I)(A) next above, and to discuss matters relating to Pool Receivables or Servicer's performance hereunder with any of the officers or employees of Servicer having knowledge of such matters; and (ii) without limiting the provisions of CLAUSE (I)(A) next above, from time to time on request of the Agent, permit

         Coopers & Lybrand or other certified public accountants or other auditors acceptable to the Agent to conduct, at Servicer's expense, a review of Servicer's books and records with respect to the Pool Receivables.

                  (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable); such records to be retained by Servicer for such periods as are usual and customary and in accordance with the Credit and Collection Policy.

                  (f) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all purchase orders and other agreements related to such Pool Receivables.

                  (g) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the addresses) of Servicer referred to in SECTION 6.2(N) or, upon 30 days' prior written notice to each Agent, at such other locations in jurisdictions where all action required by SECTION 8.5 shall have been taken and completed.

                  (h) CREDIT AND COLLECTION POLICIES. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                  (i) COLLECTIONS. Instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank.

                  SECTION 7.5. REPORTING REQUIREMENTS OF SERVICER. From the date hereof until the date, following the Commitment Termination

Date, on which all Undivided Interests shall be reduced to zero and all other amounts owing hereunder shall have been paid, the Servicer will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

                  (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Servicer, copies of the Servicer quarterly financial reports, on Form 10-Q, as filed with the Securities and Exchange Commission (or if the Servicer is no longer required to file such Form 10-Q, the Servicer shall furnish such financial reports containing the information typically found on Form 10-Q, certified by the vice president and treasurer, chief financial officer or chief accounting officer of the Servicer; together with a certificate from such officer certifying that no Termination Event or Unmatured Termination Event has occurred and containing a computation of, and showing compliance with, the financial restrictions con tained in SECTION 7.6;

                  (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Transferor, a copy of the Servicer's Annual Report, on Form 10-K, as filed with the Securities and Exchange Commission (or if the Servicer is no longer required to file such Form 10-K, the Servicer shall furnish such financial reports containing information typically found on Form 10-K) and as reported on by nationally recognized independent certified public accountants on a consolidated (for the Originator only) basis; together with a copy of the year-end financial statements of each Originator (which need not be reported by independent certified accountants); and together with a certificate from vice president and treasurer, chief financial officer or chief accounting officer of the Servicer certifying that no Termination Event or Unmatured Termination Event has occurred and containing a computation of, and showing compliance with, the financial restrictions contained in SECTION 7.6;

                  (c) REPORTS TO HOLDERS AND EXCHANGES. In addition to the reports required by SUBSECTION (A) next above, promptly upon the Agent's request, copies of any reports specified in such request which the Servicer sends to any of its security holders, and any reports or registration statements that the Servicer files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                  (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Servicer or any Originator files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Servicer or any Originator receives from the Pension Benefit Guaranty Corporation;

                  (e) TERMINATION EVENTS. As soon as possible and in any event within five days after the occurrence of each Termination Event and each Unmatured Termination Event, written statement of the vice president and treasurer, chief financial officer or chief accounting officer of the Servicer setting forth details of such Event and the action that the Servicer proposes to take with respect thereto;

                  (f) LITIGATION. As soon as possible and in any event within three Business Days of the Servicer's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could have a material adverse effect on the business, operations, prop erty or financial condition of the Servicer or any Originator or impair the ability of the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation; and

                  (g) OTHER. Promptly, from time to time, such other information (including a listing by Obligor of all Pool Receivables), documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Servicer as the Agent may from time to time reasonably request in order to protect the interests of such Agent or any Purchaser under or as contemplated by this Agreement.

                  SECTION 7.6. NEGATIVE COVENANTS OF THE SERVICER. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero and all other amounts owing hereunder shall have been paid, the Servicer will not, without the prior written consent of the Agent:

                  (a) SALES, LIENS, ETC. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

                  (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in SECTION 8.2, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto unless such extension, amendment or modification (i) does not conflict with the Credit and Collection Policy and (ii) does not affect the collectibility of the related Receivable.

                  (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy.

                  (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in SCHEDULE 6.2(O) or make any change in its instructions to Obligors regarding payments to be made to the Servicer or the Servicer or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank in a form satisfactory to the Agent.

                  (e) SOURCE OF BUSINESS. At any time permit more than 50% of the Transferor's aggregate consolidated revenues to be derived from businesses other than from the protective and/or correctional services business.

                  (f) MERGERS, ACQUISITIONS, LINE OF BUSINESS. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets, or any stock of any class of, or any partnership or joint venture interest in any other Person, or, except in the ordinary course of its business, sell transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse, any receivables (other than pursuant hereto), or permit any Subsidiary to do any of the foregoing, PROVIDED, HOWEVER, that:

                           (i) any Subsidiary may merge or consolidate with or
                  into the Transferor or any wholly-owned Subsidiary so long as in any merger or consolidation involving the Servicer, the Servicer shall be the surviving or continuing corporation;

                           (ii) the Servicer may consolidate or merge with any
                  other corporation if (1) either (x) the Servicer shall be the surviving or continuing corporation or (y) the surviving corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and such continuing or surviving corporation expressly assumes in writing, in form and substance satisfactory to the Agent, all obligations of the Servicer under this

                  Agreement, (2) at the time of such consolidation or merger and after giving effect thereto no Unmatured Termination Event or Termination Event shall have occurred and be continuing and
                  (3) after giving effect to such consolidation or merger the Servicer or such surviving corporation, as the case may be, could incur at least $1.00 of additional Consolidated Funded Debt without causing Consolidated Funded Debt to exceed 60% of Total Capitalization;

                           (iii) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Servicer or any wholly-owned Subsidiary; and

                           (iv) the Servicer and each Subsidiary may enter into,
                  any agreement, contract or arrangement, providing for the acquisition of any Person or all or substantially all of the assets of any Person (however structured); but if the amount to be paid exceeds $5,000,000, the Servicer may do so only if it shall, at least 30 days prior to consummation of such transaction, have furnished to the Agent a certificate of an authorized financial officer of Seller (x) certifying that after giving effect to such acquisition no Unmatured Termination Event or Termination Event will have occurred hereunder, and (y) containing calculations conclusively demonstrating that after giving effect to the proposed transaction, and for the prior twelve months, if the transaction had been consummated at the beginning of such twelve month period, the Servicer will not be, and would not have been, in violation of any covenant contained in SECTIONS 7.3(F) and 7.3(G) hereof.

                  (g) CORPORATE IDENTITY. At any time change its name, identity, corporate structure or location unless at least 10 days prior thereto the Servicer shall have delivered to the Agent UCC financing statements or other statements amending or otherwise modifying UCC financing statements filed here under in order to maintain a first perfected ownership interest in favor of the Transferor pursuant to the Receivables Purchase Agreement.

                  SECTION 7.7.  FINANCIAL COVENANTS OF THE SERVICER.

(Additional terms used in this Section and not defined in Appendix A shall have the meanings ascribed to such terms in Appendix C).

                  (A) CONSOLIDATED NET WORTH. The Servicer will at all times keep and maintain Consolidated Net Worth at an amount not less than (i) 90% of the Servicer and its Subsidiaries

Consolidated Net Worth at the Closing Date and (ii) as at the last day of each succeeding fiscal quarter of the Servicer and until (but excluding) the last day of the next following fiscal quarter of the Servicer, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this SECTION
7.7 as at the end of the immediately preceding fiscal quarter, plus, (B) 50% of Consolidated Net Income (with no reduction for net losses for any period) for the fiscal quarter of the Servicer ending on such day, plus (C) 75% of the net proceeds to the Servicer from the sale of shares of the Servicer's capital stock.

                           (B)  LIMITATIONS ON TOTAL DEBT.

                  (i) The Servicer will at all times keep and maintain Consolidated Funded Debt in an amount not to exceed 40% of Total Capitalization (excluding Funded Debt of WCC).

                  (ii) The Servicer and its Subsidiaries (other than WCC) will not, at any time, issue, incur, assume, be or become liable in respect of any Indebtedness other than (i) Indebtedness arising under this Agreement, (ii) the purchase of products, merchandise and services in the ordinary course of business, (iii) Indebtedness outstanding on the Closing Date, (iv) Indebtedness of a Guarantor to the Servicer or to another Guarantor, (v) Indebtedness representing amounts received by the Servicer or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility in excess of the amounts repaid to the purchasers in respect of such purchase price from collections on such trade receivables, which shall at no time exceed $75,000,000 in aggregate amount outstanding, and (vi) Indebtedness in an aggregate amount for the Servicer and all Subsidiaries (other than WCC) taken as a whole not greater than $15,000,000.

                  (iii) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this SECTION 7.7 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

                  (C) FIXED CHARGES COVERAGE RATIO. The Servicer will at all times keep and maintain the ratio of Net Income Available for Fixed Charges, determined as of the last day of each fiscal quarter for the immediately preceding Four-Quarter Period, to Fixed Charges for such Four-Quarter Period, at not less than 1.50:1.00.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

                  SECTION 8.1. DESIGNATION OF SERVICER. WACKENHUT AS INITIAL SERVICER. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("SERVICER") from time to time in accordance with this SECTION 8.1. Until the Agent gives a Successor Notice (as defined in SECTION 8.1(B), Wackenhut is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

                  SECTION 8.2. SUCCESSOR NOTICE: SERVICER TRANSFER EVENT. Upon Wackenhut's receipt of a notice from the Agent of the Agent's designation of a new Servicer (a "SUCCESSOR NOTICE"), Wackenhut agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the Agent (or its designee) shall assume, until a new Servicer is appointed or designated, each and all of Wackenhut's said obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Wackenhut shall use its best efforts to assist the Agent (or its designee) in assuming such obligations. The Agent will not give Wackenhut a Successor Notice until after the occurrence of any Termination Event listed in any of clauses (A), (E), (F), (G), (H), (I), (1) or (K) of SECTION
10.1 or any event which, in the reasonable opinion of the Agent, could have a material adverse effect on Wackenhut's ability to perform its obligations as Servicer hereunder (any such Termination Event or other event being herein called a "SERVICER TRANSFER EVENT"), in which case such Successor Notice may be given at any time in the Agent's discretion. If Wackenhut disputes the occurrence of a Servicer Transfer Event, Wackenhut may take appropriate action to resolve such dispute; PROVIDED that Wackenhut must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute. The Agent may at any time after the occurrence of a Servicer Transfer Event designate any other Person as successor Servicer hereunder. If at any time the Agent shall be servicing hereunder, upon the transfer of servicing by the Agent to any successor Servicer, the Agent shall no longer perform the duties of Servicer and shall have no further obligations or liabilities whatsoever in respect thereof.

                  SECTION 8.3. SUBCONTRACTS. Servicer may, with the prior consent of the Agent, subcontract with any other person for servicing, administering or collecting the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof.

                  SECTION 8.4. DUTIES OF SERVICER. APPOINTMENT; DUTIES IN GENERAL. Each of the Transferor, Purchaser, each Bank Investor and the Agent hereby appoints as its agent the Servicer, as from time to time designated pursuant to SECTION 8.1, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable in accordance with the Credit and Collection Policy or otherwise at the direction or with the consent of the Agent to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence. Servicer shall adopt the Credit and Collection Policy for the servicing of the Pool Receivables.

                  SECTION 8.5. ALLOCATION OF COLLECTIONS; SEGREGATION. Servicer shall set aside for the account of the Transferor, the Purchaser and each Bank Investor, their respective allocable shares of the Collections of Pool Receivables in accordance with SECTIONS 3.1 and 3.2 but shall not be required (unless otherwise requested by the Agent, and subject to SECTION 3.7) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of Enterprise and the Enterprise Liquidity Provider and the Enterprise Credit Support Provider, as applicable, prior to the remittance thereof in accordance with said Sections. If instructed by the Agent, Servicer shall segregate and deposit with the Agent such allocable shares of Collections of Pool Receivables, set aside for the Purchaser, the Bank Investors, the Enterprise Liquidity Provider and Enterprise Credit Support Provider and any other assignee from the Purchaser or any Bank Investor of any Undivided Interest, on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

                  SECTION 8.6. MODIFICATION OF RECEIVABLES. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Servicer, may, strictly in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as it may determine to be appropriate to maximize Collections thereof; PROVIDED that, after giving effect to such extension of maturity, the Aggregate Required Allocations will not exceed the Required Allocations Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of
SECTION 3.3(A).

                  SECTION 8.7. DOCUMENTS AND RECORDS. The Transferor shall, and shall cause the Seller, to deliver to Servicer, and Servicer shall hold in trust for the Transferor, each Originator, the Purchaser and the Bank Investors, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

                  SECTION 8.8. CERTAIN DUTIES TO THE TRANSFEROR. Servicer shall, as soon as practicable following receipt, turn over to the Transferor (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, shall, as soon as practicable upon demand, deliver to the Transferor all documents, instruments and records in its possession that evidence or relate to Receivables of the Transferor other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

                  SECTION 8.9. LOCK-BOX ACCOUNTS. Upon the occurrence of any Lock-Box Control Event (as such term is defined in the Letter Agreement (Segregation of Funds) of even date herewith between Wackenhut and NationsBank), Servicer shall deliver to the Agent, in its capacity as Lock-Box Segregation Agent thereunder, a list, referred to in such Letter Agreement as the Identification List, setting forth those Collections held by Servicer and by each Lock- Box Bank and received prior to said Business Day, and designating such Collections as Collections in respect of Pool Receivables or as Collections not subject to this Agreement. The Segregation Agent's duties shall be governed solely by the terms of such Letter Agreement and no other duties or terms shall be implied therein.

                  SECTION 8.10. RIGHTS OF THE AGENT. (a) NOTICE TO OBLIGORS. At any time the Agent, in its discretion, after notice to the Transferor or Servicer, may notify the Obligors of Pool Receivables, or any of them, of the ownership of Undivided Interests by the Purchaser or the Bank Investors, as the case may be.

                  (b) NOTICE TO LOCK-BOX BANKS. At any time following the earliest to occur of (i) the occurrence of a Termination Event, (ii) any of the Conditions Precedent shall not be satisfied and the Agent shall have requested implementation of the Settlement procedures set forth in SECTION 3.2, and (iii) the warranty in SECTION 6.1(I) shall no longer be true, the Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Agent of dominion and control over the lock-box accounts to which the Obligors of Pool Receivables make payments. The Transferor hereby transfers to the Agent, effective when the Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-box accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.

                  SECTION 8.11. RIGHTS ON SERVICER TRANSFER EVENT. At any time following the designation of a Servicer other than the Transferor pursuant to
SECTION 8.1:

                           (a) The Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Agent or its designee.

                           (b) Servicer shall, and shall direct each Originator to, at the Agent's request and at the Servicer's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent or its designee.

                           (c) The Transferor shall, and shall direct each Originator to, at the Agent's request (with the written consent of the Agent), (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (d) Each of the Transferor, the Purchaser and the Bank Investors, as the case may be, hereby authorizes the Agent to take any and all steps in the Transferor's name and on behalf of the Transferor and the Purchaser, the Bank Investors, as the case may be, which are necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

                  SECTION 8.12. RESPONSIBILITIES OF THE TRANSFEROR. Anything herein to the contrary notwithstanding:

                           (a) None of the Agent, the Purchaser nor any Bank Investor shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of the Transferor, Wackenhut or any Originator thereunder.

                           (b) The Transferor hereby grants to the Servicer and the Agent, for the benefit of the Purchaser and the Bank Investors, as the case may be, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Transferor all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Transferor or transmitted or received by the Purchaser or any Bank Investor, as the case may be (whether or not from the Transferor) in connection with any Receivable after the occurrence of any default by the Transferor hereunder or the occurrence of any Termination Event.

                  SECTION 8.13. FURTHER ACTION EVIDENCING PURCHASES. (a) The Transferor will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that any Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interests, or to enable the Purchaser, the Bank Investors or the Agent to exercise or enforce any of their respective rights hereunder or under the Certificate of Assignments. Without limiting the generality of the foregoing, the Transferor will upon the request of any Agent: execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate and will maintain such procedures as are necessary to permit daily identification of Pool Receivables and Eligible Receivables.

                  (b) The Transferor hereby authorizes the Agent to file one or more financing or continuation statements on behalf of and for the benefit of the Agent, the Purchaser or the Bank Investors, as the case may be, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising in the name of the Transferor. If the Transferor fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Transferor as provided in SECTION 13.1.

                  (c) Without limiting the generality of SUBSECTION (A), the Transferor will, not earlier than six (6) months and not later than three (3) months from the fifth anniversary of the date of filing of the financing statement referred to in SECTION 5.1(F) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Commitment Termination Date shall have occurred and all Undivided Interests shall have been reduced to zero:

                           (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                           (ii) deliver or cause to be delivered to the Agent an opinion of the counsel for the Transferor referred to in SECTION 5.1(I) (or other counsel for the Transferor reasonably satisfactory to the Agent), in form and substance reasonably satisfactory to the Agent, confirming and updating the opinion delivered pursuant to SECTION 5.1(I) with respect to the matters set forth in paragraph No. [ ] of
         EXHIBIT 5.1(I) and otherwise to the effect that all of the Undivided Interests hereunder continue to be first and prior perfected security interests.

                  SECTION 8.14. APPLICATION OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor shall, except as otherwise specified by an Obligor or otherwise required by contract or law and unless the Agent instructs otherwise, be applied as a Collection of any Pool Receivable or Receivables of an Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of an Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

                  SECTION 9.1. GRANT OF SECURITY INTEREST. To secure all obligations of the Transferor arising in connection with this Agreement, the Certificate of Assignments and each other Agreement Document to which it is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and Earned Discount, in each case PRO RATA according to the respective amounts thereof, the Transferor hereby assigns and grants the Agent, on behalf of the Purchaser and each Bank Investor, a security interest in all of the Transferor's (i) right, title and interest (including specifically any undivided interest retained by the Transferor hereunder) now or hereafter existing in, to and under all the Pool Receivables, the Related Security and all Collections with regard thereto and
(ii) rights, remedies, powers and privileges under and in respect of the Receivables Purchase Agreement.

                  SECTION 9.2.   FURTHER ASSURANCES.  The provisions of SECTION
8.5 shall apply to the security interest granted under SECTION 9.1 as well as to the Purchases and all Undivided Interests hereunder.

                  SECTION 9.3. REMEDIES. Upon the occurrence of a Termination Event, the Agent shall have, with respect to the collateral granted pursuant to
SECTION 9.1, and in addition to all other rights and remedies available to the Purchaser, the Bank Investors, or the Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                                   [RESERVED]





                                   ARTICLE XI

                                   TERMINATION

                  SECTION 11.1. TERMINATION EVENTS. If any of the following events ("TERMINATION EVENTS") shall occur:

                           (a) Servicer (if Wackenhut) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in CLAUSE (II) next following) and such failure shall remain unremedied for five Business Days or (ii) Servicer (if Wackenhut) or the Transferor (if not Servicer) shall fail to make any payment or deposit to be made by it hereunder when due; or

                           (b) Any representation or warranty made or deemed to be made by the Transferor, Servicer or any Originator (or any of their respective officers) under or in connection with this Agreement, any other Agreement Document, or any Periodic Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and, if such condition shall be amenable to remedy, such condition shall continue unremedied for a period of ten Business Days after (i) written notice thereof by the Agent or (ii) the Transferor, Servicer or such Originator has actual knowledge thereof; or

                           (c) The Transferor, Servicer, Wackenhut or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Agreement Document, on their respective parts to be performed or observed and any such failure shall remain unremedied for five Business Days after the date on which the Transferor, Servicer, Wackenhut or such Originator knew or should have known of such failure; or

                  (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $100,000 of, or guaranteed by, the Transferor, Servicer, Wackenhut, any Originator or of any Affiliate of either thereof, which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration and any notice of default required to permit acceleration shall have been given; or any default under any agreement or instrument relating to the purchase of receivables of the Transferor, Wackenhut, any Originator or of any Affiliate of either thereof, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to terminate, or permit the termination of, the commitment of any party to such agreement or instrument to purchase receivables or the right of the Transferor to reinvest in receivables the principal amount paid by any party to such agreement or instrument for interest in receivables; or

                  (e) An Event of Bankruptcy shall have occurred and remained continuing with respect to the Transferor, Servicer, Wackenhut any Originator or any Affiliate of any thereof; or

                  (f) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Transferor to the Agent, prior to the date of execution and delivery of this Agreement is pending against the Transferor, Servicer, Wackenhut, any Originator or any Affiliate of any thereof, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of CLAUSE (I) or (II), in the opinion of the Agent, is likely to materially adversely affect the financial position or business of the Transferor, Servicer, any Originator or any Affiliate of any thereof or impair the ability of the Transferor or Servicer to perform its obligations under this Agreement; or

                  (g) After any Settlement Date, the Aggregate Required Allocations shall exceed the Required Allocations Limit; or

                  (h) The Losses to Liquidations Ratio exceeds 2%; or

                  (i) Three-Month Default Ratio at any time exceeds 6%; or

                  (j) Three-Month Dilution Ratio at any time exceeds 2.5%; or

                  (k) There shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables or there shall have occurred any other event which materially adversely affects the ability of the Transferor, any Originator or Servicer to collect Pool Receivables or the ability of the Transferor or Servicer to perform hereunder or the warranty in SECTION 6.1(N) shall not be true at any time; or

                  (l) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Transferor, Servicer, the Seller, any Originator or any Affiliate and such lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to
         Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of the Transferor, Servicer, the Seller or any Originator; or

                  (m) A Purchase and Sale Termination Event shall have occurred; or

                  (n) The Wackenhut Family shall at any time, directly or indirectly, control less than 33 1/3% of the voting securities of the Transferor, the Seller, Servicer or any Originator; or

                  (o) The Agent on behalf of the Purchaser and the Bank Investors, fail for any reason to have a perfected first priority security interest as described in SECTION 9.1; or

                  (p) The Aggregate Required Allocations shall at any time exceed the Required Allocations Limit.

                  SECTION 11.2. REMEDIES. (a) OPTIONAL TERMINATION. Upon the occurrence of a Termination Event (other than a Termination Event described in SUBSECTION (A), (E), (F), or (P) of SECTION 11.1), the Agent shall, at the request, or may with the consent, of the Purchaser, by notice to the Transferor declare the Commitment Termination Date to have occurred.

                  (b) AUTOMATIC TERMINATION. Upon the occurrence of a Termination Event described in SUBSECTION (A), (E), (F) or (P) of SECTION 11.1, the Commitment Termination Date shall be deemed to have occurred automatically upon the occurrence of such event; PROVIDED, HOWEVER, that with respect to any proceeding instituted against the Transferor pursuant to 11 U.S.C. ss.303 (an "INVOLUNTARY FEDERAL PROCEEDING"), the settlement procedures described in

SECTION 3.2 shall become applicable upon the commencement of such Proceeding and no further Purchases or Reinvestments of Collections shall be made; and PROVIDED, FURTHER, that if such Involuntary Federal Proceeding is dismissed within 60 days after its commencement, and if no other Termination Event has occurred, then following such dismissal, the Commitment shall be reinstated as if the Commitment Termination Date had not occurred upon the commencement of such Involuntary Federal Proceeding.

                  (c) ADDITIONAL REMEDIES. Upon any termination of the Facility pursuant to this SECTION 11.2, the Agent, the Purchaser and the Bank Investors shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of
ARTICLE XIII hereof, the occurrence of a Termination Event shall not deny to the Agent, the Purchaser or any Bank Investor any remedy in addition to termination of the Commitment to which the Agent, the Purchaser or any Bank Investor may be otherwise appropriately entitled, whether at law or in equity.

                                   ARTICLE XII

                                    THE AGENT

                  SECTION 12.1. AUTHORIZATION AND ACTION. The Purchaser and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with ,such powers as are reasonably incidental thereto. The provisions of this ARTICLE XII are solely for the benefit of the Agent, the Purchaser and the Bank Investors, and the Transferor shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder, the Agent shall act solely as the agent for the Purchaser and the Bank Investors, as the case may be, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Transferor or any Originator or any of their respective successors and assigns.

                  SECTION 12.2. AGENTS' RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to SECTION 8.1), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Transferor), independent




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certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser, any Bank Investor or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser, any Bank Investor or any such other holder for any statements, warranties or representations made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Transferor or to inspect the property (including the books and records) of the Transferor; (d) shall not be responsible to the Purchaser any Bank Investor or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate of Assignments or any Agreement Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 12.3. AGENTS AND AFFILIATES. NationsBank and its Affiliates may generally engage in any kind of business with the Transferor, Servicer, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor or any Obligor or any of their respective Affiliates, all as if NationsBank was not the Agent and without any duty to account therefor to the Purchaser, any Bank Investor or any other holder of an interest in Pool Receivables.

                                  ARTICLE XIII

               BANK COMMITMENT; ASSIGNMENT OF PURCHASER'S INTEREST

                  SECTION 13.1. RIGHTS AS BANK INVESTOR. With respect to its Bank Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "BANK INVESTOR" or "BANK INVESTORS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Purchaser or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Trans feror and the Agent or any of their Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other




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consideration from any of the Transferor and its affiliates and the Agent or any of their Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Purchaser or any Bank Investor.

                  SECTION 13.2. INDEMNIFICATION OF THE AGENT. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their PRO RATA portions of the Undivided Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Purchaser or any Bank Investor) in any way relating to or arising out of this Agreement or any other PROVIDED, HOWEVER, or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Agreement Document, PROVIDED that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their PRO RATA portions of the Undivided Interests promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Agreement Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this SECTION 13.2 shall survive payment in full of the Undivided Interests and all other amounts payable under this Agreement.

                  SECTION 13.3. NON-RELIANCE. The Purchaser and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Purchaser or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Transferor and the Agent and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Purchaser or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Agreement Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Purchaser and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Transferor or the Agent or




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any of their Subsidiaries or affiliates that may come into the possession of the
Agent or any of its affiliates.

                  SECTION 13.4. PAYMENTS BY THE AGENT. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Undivided Interest, on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Undivided Interest, not later than the following Business Day.

                  SECTION 13.5. BANK COMMITMENT; ASSIGNMENT TO BANK INVESTORS.

                  (a) BANK COMMITMENT. At any time on or prior to the Commitment Termination Date, in the event that the Purchaser does not effect a Purchase as requested under SECTION 2.1 then at any time, the Transferor shall have the right to require the Purchaser to assign its interest in the Aggregate Purchaser's Investment in whole to the Bank Investors pursuant to this SECTION
13.5. In addition, at any time on or prior to the Commitment Termination Date
(i) upon the occurrence of a Termination Event that results in the Commitment Termination Date or (ii) the Purchaser elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Purchaser assign its interest in the Aggregate Purchaser's Investment in whole to the Bank Investors pursuant to this SECTION 13.5 and the Transferor hereby agrees to pay the amounts described in SECTION 13.6(D) below. Provided that the Net Asset Test is satisfied, upon any such election by the Purchaser or any such request by the Transferor, the Purchaser shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Purchaser's obligations hereunder. In connection with any assignment from the Purchaser to the Bank Investors pursuant to this SECTION 13.5, each Bank Investor shall, on the date of such assignment, pay to the Purchaser an amount equal to its Assignment Amount. Upon any assignment by the Purchaser to the Bank Investors contemplated hereunder, the Purchaser shall cease to make any additional Purchases hereunder.

                  (b) ASSIGNMENT. No Bank Investor may assign all or a portion of its interest in the Purchaser's Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Transferor, the Purchaser




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and the Agent. In the case of an assignment by the Purchaser to the Bank
Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Schedule 13.5(b) attached hereto, duly executed, assigning to the assignee a pro rata interest in the Purchaser's Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Purchases under Section 1.3(c) in accordance with the terms thereof, notwithstanding that the Purchaser was not so obligated and (y) not have the right to elect the commencement of the amortization of the Purchaser's Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Agreement Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                  (c) EFFECTS OF ASSIGNMENT. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Agreement Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability,




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genuineness, sufficiency or value or this Agreement, the other Agreement
Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or the Agent or the performance or observance by the Transferor or the Agent of any of their respective obligations under this Agreement, the other Agreement Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Agreement Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Agreement Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Agreement Documents, the Receiv ables, and the Contracts; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Agreement Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Purchaser any proceeding of the type referred to in SECTION 15.6 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Purchaser.

                  (d) THE TRANSFEROR'S OBLIGATION TO PAY CERTAIN AMOUNTS; ADDITIONAL ASSIGNMENT AMOUNT. The Transferor shall pay to the Agent, for the account of the Purchaser, in connection with any assignment by the Purchaser to the Bank Investors pursuant to SECTION 13.5, an aggregate amount equal to the Discount Factor to accrue through the end of each outstanding Yield Period plus all other Aggregate Unpaids (other than the Aggregate Purchaser's Investment). To the extent that such Discount Factor relates to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Purchaser to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective PRO RATA portion) to the Purchaser as additional consideration for the interests assigned to the Bank Investors and the amount of the "Aggregate Purchaser's Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.



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                  (e) DOWNGRADE OF BANK INVESTOR. If at any time prior to any assignment by the Purchaser to the Bank Investors as contem plated pursuant to this SECTION 13.5, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respec tively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Purchaser shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's PRO RATA portion of the Pool Balance; such assignment shall occur in accordance with the applicable provisions of this SECTION 13.5(D). Such Bank Investor shall be obligated to pay to the Purchaser, in connection with such assignment, in addition to the PRO RATA portion of the Aggregate Purchaser's Investment, an amount equal to the interest component of the outstanding Commercial Paper Notes issued to fund the portion of the Aggregate Purchaser's Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Purchases by the Purchaser, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Agreement Documents.

                  (f) ADMINISTRATION OF AGREEMENT AFTER ASSIGNMENT. After any assignment by the Purchaser to the Bank Investors pursuant to this SECTION 13.5 (and the payment of all amounts owing to the Purchaser in connection therewith), all rights of the Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of the Purchaser.




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                  SECTION 13.6. RESTRICTIONS ON ASSIGNMENTS. Except as otherwise contemplated by Section 13.5, neither the Transferor nor the Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Agent, and the Purchaser may not assign any Undivided Interest
(or portion thereof) to any Person without the prior written consent of the Transferor; PROVIDED, HOWEVER, that:

                           (a) Enterprise may assign or grant a security interest in, any Undivided Interest (or portion thereof) owned by it to NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider (or any successor thereof by merger, consolidation or otherwise), any Affiliate of Enterprise (including any securitization vehicle managed by NationsBank) or such Enterprise Liquidity Provider or Enterprise Credit Support Provider (which may then assign any such Undivided Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose); and

                           (b) The Purchaser may assign and grant a security interest in any interest in, to and under any Undivided Interest owned by it, this Agreement and the other Agreement Documents to NationsBank, as collateral agent or collateral trustee, and any successor in such capacity, to secure each such Purchaser's obligations under or in connection with its Commercial Paper Notes, the Enterprise Liquidity Agreement, the Enterprise Credit Support Agreement and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of SECTION 13.5(B), or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

                           (c) The Transferor agrees to advise the Agent within five Business Days after notice to the Transferor of any proposed assignment by the Purchaser of any Undivided Interest (or portion thereof), not otherwise permitted under SUBSECTION (A), of the Transferor's consent or non-consent to such assignment. If the Transferor does not consent to such assignment, the Purchaser may immediately assign such Undivided Interest (or portion thereof), to NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider or any Affiliate of NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider. All of the aforementioned assignments shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree.

                  SECTION 13.7. RIGHTS OF ASSIGNEE. Upon the assignment by the Purchaser of any Undivided Interest (or portion thereof)



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owned by it in accordance with this ARTICLE XIII, (a) the assignee receiving such assignment shall have all of the rights of the Purchaser hereunder with respect to such Undivided Interest (or such parties thereof) and (b) all references to the Purchaser in SECTION 4.2 shall be deemed to apply to such assignee to the extent of its interest the Purchaser's Investment and the related Collections.

                  SECTION 13.8. AUTHORIZATION OF AGENT. The Purchaser authorizes the Agent to, and the Agent agrees that it shall, endorse the Certificate(s) of the Purchaser to reflect any assignments made pursuant to this ARTICLE XIII or otherwise.

                  SECTION 13.9. NOTICE OF ASSIGNMENT. The Purchaser shall provide notice to the Transferor and the Agent of any assignment of any Undivided Interest (or portion thereof) by the Purchaser to any assignee.

                  SECTION 13.10. EVIDENCE OF ASSIGNMENT; ENDORSEMENT OF CERTIFICATE. Any assignment of any Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of
SCHEDULE 13.5 or by such other instruments) or documents) as may be satisfactory to the Purchaser, the Agent and the assignee. The Purchaser authorizes the Agent to, and the Agent agrees that it shall, endorse its Certificate of Assignments to reflect any assignments made pursuant to this
ARTICLE XIII or otherwise.

                  SECTION 13.11. RIGHTS OF SUPPORT PROVIDERS. The Transferor hereby agrees that, upon notice to the Transferor, the Enterprise Liquidity Provider, the Enterprise Credit Support Provider and the collateral agent or collateral trustee referred to in SECTION 13.1 (collectively, the "ASSIGNEE PARTIES", each an "ASSIGNEE PARTY"), or any of them, may exercise all the rights of NationsBank (or Enterprise) respectively hereunder, with respect to Undivided Interests, and Collections with respect thereto, which have been assigned (or in which a security interest has been granted) to such Assignee Party, with respect to all Undivided Interests (or portions thereof), and Collections with respect thereto, which are owned by Enterprise (and not subject to an assignment or a separate security interest in favor of the Enterprise Liquidity Provider or Enterprise Credit Support Provider), and all other rights and interests of Enterprise, in, to or under this Agreement or any other Agreement Document. Without limiting the foregoing, upon such notice such Assignee Party may request Servicer to segregate its allocable shares of Collections, in accordance with
SECTION 8.2(A), may give a Successor Notice pursuant to SECTION 8.1(A), may give or require the Agent to give notice to the Lock-Box Banks as referred to in
SECTION 8.3(A), and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them (provided that such Assignee Party shall designate a single account for the




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making of such payments with respect to any Pool Receivable), in each case, to the same extent as NationsBank (or Enterprise) might have done.

                                   ARTICLE XIV

                                 INDEMNIFICATION

                  SECTION 14.1. INDEMNITIES BY THE TRANSFEROR AND SERVICER. (a) GENERAL INDEMNITY. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each of the Agent, the Purchasers, the Enterprise Liquidity Support Provider, the Enterprise Credit Support Provider, NationsBank, each of and NationsBank's Affiliates, their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "INDEMNIFIED PARTY"), forthwith on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or relating to this Agreement or the ownership or funding of any Undivided Interest or in respect of any Receivable or any Contract, EXCLUDING, HOWEVER,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables or delinquent receivables. Without limiting the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                           (i) the transfer by the Transferor of any interest in any Receivable other than the transfer of an Undivided Interest to the Agent on behalf of the Purchaser or the Bank Investors, as the case may be, pursuant this Agreement and the grant of a security interest to the Agent on behalf of Purchaser and the Bank Investors pursuant to SECTION 9.1;

                           (ii) the breach of any representation or warranty made by the Transferor or the Seller (or any of their officers) under or in connection with this Agreement, any other Agreement Document to which such entity is a party, any Periodic Report or any other information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made and any losses, if any, relating to Receivables included in the Receivables Pool as Eligible Receivables that were 60 days or more past due on the date of their inclusion and any amounts relating to dilutions on Eligible Receivables included in the Receivables Pool;




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                           (iii) the failure by the Transferor or the Seller to
         comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                           (iv) the failure to vest and maintain vested in the Agent, on behalf of the Purchaser and the Bank Investors, an undivided percentage ownership interest, to the extent of each Undivided Interest owned by them hereunder, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Agent, on behalf of the Purchaser or any Bank Investor, or any assignee therefrom (when used in this CLAUSE (IV), an Adverse Claim shall include any lien for taxes whether accrued and payable or not), whether existing at the time of any Purchase or Reinvestment of Undivided Interest or at any time thereafter;

                           (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                           (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vii) any products liability claim or personal injury or property damage suit or other similar or related action arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

                           (viii) any tax or governmental fee or charge
         (including, without limitation, all intangibles and similar taxes and all other taxes, but not including taxes upon or measured by net income or any portion thereof), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.



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                  (b) SERVICER INDEMNITY. Without limiting any other rights
which any such Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each INDEMNIFIED PARTY, forthwith on demand from and against any and all INDEMNIFIED AMOUNTS awarded against or incurred by any of them arising out of or relating to this Agreement or the ownership, servicing or funding of any Undivided Interest or in respect of any Receivable or any Contract, EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables and Delinquent Accounts. Without limiting the foregoing, the Servicer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                           (i) the breach of any representation or warranty made by the Servicer (or any of its officers) under or in connection with this Agreement, any other Agreement Document to which Servicer is a party, any Periodic Report or any other information or report delivered by the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made and any losses, if any, relating to Receivables included in the Receivables Pool as Eligible Receivables that were 60 days or more past due on the date of their inclusion and any amounts relating to dilutions on Eligible Receivables included in the Receivables Pool;

                           (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation; and

                           (iii) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of Article VIII.

                  SECTION 14.2. CONTEST OF TAX CLAIM; AFTER-TAX BASIS. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from the Transferor under SECTION 14.1(A)(IX), such Indemnified Party shall give prompt and timely notice of such attempt to the Transferor and the Transferor shall have the right, at its expense, to conduct or participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

                  SECTION 14.3. CONTRIBUTION. If for any reason the indemnification provided above in this SECTION 14.3 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Transferor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  SECTION 15.1. AMENDMENTS, ETC. Any provision of this Agreement or any other Agreement Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Servicer, the Purchaser and the Bank Investors, as applicable (and, if ARTICLE IX or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Aggregate Purchaser's Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any Scheduled distribution in respect of Aggregate Purchaser's Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Bank Investors or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Purchaser's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Purchaser or such Bank Investor within 10 Business Days of the Purchaser's or Bank Investor's receipt of such request, then the Purchaser or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  SECTION 15.2. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including Telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by Telex, or by facsimile, to the intended party at the address or Telex or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or Telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, (d) if transmitted by Telex, when sent, answerback confirmed, and (e)if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to ARTICLE I shall not be effective until received.

                  SECTION 15.3. NO WAIVER; REMEDIES. No failure on the part of the Agent, NationsBank, any Affected Party, any Indemnified Party, the Purchaser, any Bank Investor or any other holder of any Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of NationsBank and any Enterprise Liquidity Provider or Enterprise Credit Support Provider is hereby authorized by the Transferor at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NationsBank, Enterprise Liquidity Provider or Enterprise Credit Support Provider to or for the credit or the account of the Transferor, now or hereafter existing under this Agreement, to the payment of any amounts owed by the Transferor hereunder to the Agent, any Affected Party, any Indemnified Party or the Purchaser, any Bank Investor or their respective successors and assigns; PROVIDED, HOWEVER, that none of NationsBank, Enterprise Liquidity Provider or Enterprise Credit Support Provider shall, through the exercise of such setoff or otherwise, obtain payment with respect to any amounts due to it (or their respective successors and assigns) which results in its or their receiving more than their PRO RATA share of the aggregate of such amounts due hereunder.

                  SECTION 15.4. BINDING EFFECT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the Transferor, the Servicer, the Agent, the Purchaser, the Bank Investors and their respective successors and assigns, and the provisions of SECTION 4.2 and ARTICLE XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, nothing in the foregoing shall be deemed to authorize any assignment not permitted by SECTION 13.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as all Undivided Interests shall have been reduced to zero. The rights and remedies with respect to any breach of any representation and warranty made by the Transferor or the Servicer pursuant to ARTICLE VI and the indemnification and payment provisions of ARTICLE XIV and SECTIONS 4.2, 15.5 and
15.7 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 15.5. COSTS, EXPENSES AND TAXES. In addition to its obligations under ARTICLE XIII, the Transferor agrees to pay on demand:

                           (a) all costs and expenses incurred by the Agent, the Purchaser, each Bank Investor, NationsBank, the Enterprise Liquidity Provider, the Enterprise Credit Support Provider and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, or any amendment to or waiver of any provision contained in this Agreement, the Certificate of Assignments and the other Agreement Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Agreement Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of the Transferor's books and records either prior to the execution and delivery hereof or pursuant to SECTION 7.1(C); and

                           (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate of Assignments or the other Agreement Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 15.6. NO PROCEEDINGS. The Transferor and NationsBank, individually and as Agent, each hereby agrees that it will not institute against the Purchaser or any Bank Investor or join any other Person in instituting against the Purchaser any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit the Transferor's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than the Transferor.

                  SECTION 15.7. NATIONSBANK PROGRAM CONFIDENTIALITY. Each party hereto (other than NationsBank) acknowledges that NationsBank regards the structure of the transactions contemplated by this Agreement, and by the Enterprise Liquidity Agreement and Enterprise Credit Support Agreement and its other program documents referred to therein, to be proprietary, and each such party severally agrees that:

                  (a) unless NationsBank shall otherwise agree in writing, and except as provided in SUBSECTION (B), such party will not disclose to any other person or entity:

                           (i) any information regarding, or copies of, this Agreement or any transaction contemplated hereby,

                           (ii) any information regarding the organization or business of Enterprise generally, or

                           (iii) any information regarding NationsBank which is
                  designated by NationsBank to such party in writing or otherwise as confidential or not otherwise available to the general public;

                           (b) such party will make the Information available to only such of its officers, directors, employees and agents who (A) in the good faith belief of such party, have a need to know such Information, (B) are informed by such party of the confidential nature of the Information and the terms of this SECTION 15.7, and (C) are subject to confidentiality restrictions consistent with this SECTION 15.7;

                           (c) such party will use the Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                           (d) such party will, upon demand, return (and cause its representatives to return) to NationsBank, or to such other Information Provider as shall have furnished it with any Information, all documents or other written material received from NationsBank or such other Information Provider which constitute or contain any Information described in SUBCLAUSE (B) or (C) of CLAUSE (I) above and all copies of such documents or other material in its possession or in the possession of any of its representatives, and will not retain any copy, summary or extract thereof on any storage medium whatsoever.

                           (e) Notwithstanding CLAUSE (I) of SUBSECTION (A), each party may disclose any Information:

                                    (i) to its attorneys, consultants and
                  auditors who (A) in the good faith belief of such party, have a need to know such Information, (B) are informed by such party of the confidential nature of the Information and the terms of this SECTION 15.7, and (C) are subject to confidentiality restrictions consistent with this SECTION 15.7,

                                    (ii) to any other party to this Agreement,
                  for the purposes contemplated hereby or to any rating agency then rating the Commercial Paper Notes,

                                    (iii) as may be required by any municipal,
                  state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

                                    (iv) Subject to SUBSECTION (C), in the event
                  such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Information.

                           (f) In the event that any party hereto or any one to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, such party will (or will cause its representatives to): provide NationsBank with prompt written notice so that (A) Enterprise, NationsBank, or any other Information Provider may seek a protective order or other appropriate remedy, or (B) NationsBank may, if it so chooses, agree that such party (or its representatives) may disclose such Information pursuant to such request or legal compulsion.

                           (g) unless NationsBank agrees that such Information may be disclosed, make a timely objection to the request or compulsion to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this SECTION 15.7;

                           (h) take any action as NationsBank or any other Information Provider may reasonably request to seek a protective order or other appropriate remedy, PROVIDED that, in connection therewith, such party shall have first received such assurances as it may reasonably request that NationsBank or such other Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

                           (i) in the event that such protective order or other remedy is not obtained, or NationsBank agrees that such Information may be disclosed, furnish only that portion of the Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in CLAUSE
         (III) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

                  This SECTION 15.7 shall survive termination of this Agreement.

                  SECTION 15.8. CONFIDENTIALITY OF THE TRANSFEROR INFORMATION.

                  (a) Each party hereto (other than the Transferor) acknowledges that certain of the information provided to such party by or on behalf of the Transferor in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless the Transferor shall otherwise agree in writing, and except as provided in SUBSECTION (B), such party will not disclose to any other person or entity:

                  (i) any information regarding, or copies of, any Periodic Reports, and any non-public financial statements, reports and other information, furnished by the Transferor to the Purchaser, any Bank Investor or the Agent pursuant to SECTION 3.4, 5.1(M), 5.1(N), 6.1(I), 6.1(J), 7.1(C) or 7.2, or

                  (ii) any other information regarding the Transferor, Servicer, Seller and any Originator which is designated by the Transferor to such party in writing or otherwise as confidential;

the information referred to in CLAUSES (I) AND (II), above, furnished by the Transferor or any attorney for or other representative of the Transferor (each a "TRANSFEROR INFORMATION PROVIDER"), is collectively referred to as the "TRANSFEROR INFORMATION;" PROVIDED, HOWEVER, the "TRANSFEROR INFORMATION" shall not include:

                  (i) any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than the Transferor or any other Transferor Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by the Transferor or any other Transferor Information Provider), or

                  (ii) general information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's Investments or any Bank Investor's hereunder and of the recourse or other credit enhancement provided by the Transferor hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool, and the identity of the Transferor.

                           (b) Notwithstanding SUBSECTION (A), each party may disclose any Transferor Information:

                           (i) to any of such party's attorneys, consultants and auditors, and to such of the Enterprise Liquidity Provider, Enterprise Credit Support Provider, assignee, any dealer or placement agent for the Purchaser's commercial paper, and any actual or potential assignees of, or participants in, any of the rights or obligations of the Purchaser, Enterprise Liquidity Provider or Enterprise Credit Support Provider, NationsBank under or in connection with this Agreement, who
         (A) in the good faith belief of such party, have a need to know such the Transferor Information, (B) are informed by such party of the confidential nature of the Transferor Information and the terms of this
         SECTION 15.8, and (C) are subject to confidentiality restrictions generally consistent with this SECTION 15.8,

                           (ii) to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating,

                           (iii) to any other party to this Agreement, for the purposes contemplated hereby,

                           (iv) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

                           (v) subject to SUBSECTION (C), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such the Transferor Information.

                  (c) In the event that any party hereto (other than the Transferor) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Transferor Information, such party will (or will cause its representatives to):

                           (i) provide the Transferor with prompt written notice so that (A) the Transferor or any other the Transferor Information Provider may seek a protective order or other appropriate remedy, or
         (B) the Transferor may, if it so chooses, agree that such party (or its representatives) may disclose such the Transferor Information pursuant to such request or legal compulsion;

                           (ii) unless the Transferor agrees that such the Transferor Information may be disclosed, make a timely objection to the request or compulsion to provide such the Transferor Information on the basis that such the Transferor Information is confidential and subject to the agreements contained in this SECTION 15.8;

                           (iii) take any action as the Transferor or any other the Transferor Information Provider may reasonably request to seek a protective order or other appropriate remedy, PROVIDED that, in connection therewith, such party shall have first received such assurances as it may reasonably request that the Transferor or such other the Transferor Information Provider shall reimburse such party's or its representatives, reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

                           (iv) in the event that such protective order or other remedy is not obtained, or the Transferor agrees that such the Transferor Information may be disclosed, furnish only that portion of the Transferor Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in CLAUSE (III) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Transferor Information.

                  This SECTION 15.8 shall survive termination of this Agreement.

                  SECTION 15.9. CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

                  SECTION 15.10. INTEGRATION. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                  SECTION 15.11. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  SECTION 15.12. WAIVER OF JURY TRIAL. THE TRANSFEROR AND SERVICER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT THE CERTIFICATE OF ASSIGNMENTS, ANY OTHER AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS OR ANY OTHER AGREEMENT DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

                  SECTION 15.13. CONSENT TO JURISDICTIONS WAIVER OF IMMUNITIES. EACH OF THE TRANSFEROR AND SERVICER, THE PURCHASER, EACH BANK INVESTOR AND AGENT HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                  (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

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                  SECTION 15.14. EXECUTION IN COUNTERPARTS. This Agreement may
be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  SECTION 15.15. PURCHASER'S LIABILITIES. The obligations of the Purchaser hereunder are solely the corporate obligations of the Purchaser and no personal liability shall attach to or be incurred by Merrill Lynch Money Markets Inc. or any stockholder, employee, officer, director or incorporator of the Purchaser, and the Transferor and Servicer expressly waive any claim based on such personal liability. No recourse shall be had for an obligation or claim arising out of or based upon this Agreement against Merrill Lynch Money Markets Inc. or against any stockholder, employee, officer, director or incorporator of the Purchaser. This SECTION 15.15 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                  SECTION 15.16. AGENT'S LIABILITIES. The obligations of the Agent hereunder are solely the corporate obligations of such Agent and no personal liability shall attach to or be incurred by the Agent or any stockholder, employee, officer, director or incorporator of the Agent, and the Transferor and Servicer expressly waive any claim based on such personal liability. No recourse shall be had for an obligation or claim arising out of or based upon this Agreement against NationsBank or against any stockholder, employee, officer, director or incorporator of either of them; PROVIDED THAT, this SECTION 15.16 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                  SECTION 15.17. DELEGATION OF SERVICER'S DUTIES. Wackenhut, as Servicer, may at any time, with the consent of the Agent, delegate to an Affiliate of Wackenhut any of its servicing obligations hereunder, PROVIDED HOWEVER that no such delegation shall operate to relieve the Servicer of any of its liabilities hereunder.

                  SECTION 15.18. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. It is the intention of the parties hereto that the transactions contemplated hereby constitute the sale of the Undivided Interests, conveying good title thereto free and clear of any Liens to the Purchaser and the Bank Investors, as the case may be and that the Undivided Interests not be part of the Transferor's estate in an Event of Bankruptcy. If, notwithstanding the foregoing, the transactions contemplated hereby are deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, for the benefit of the Purchaser and the Bank Investors and the Transferor hereby grants to the Agent, for the benefit of the Purchaser and the Bank Investors, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto and under the Receivables Purchase Agreement, and that this Agreement shall constitute a security agreement under applicable law.




                           - SIGNATURE PAGES FOLLOW -

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       WACKENHUT FUNDING CORPORATION,
                                       as the Transferor


                                       By
                                         --------------------------------------
                                       Title
                                             ----------------------------------

                                       4200 Wackenhut Drive, No. 100
                                       Palm Beach Gardens, Florida 33410
                                       Facsimile: (561) 691-6648
                                       Attention: Corey Glover
                                       Telephone: (561) 622-5656


                                       THE WACKENHUT CORPORATION,
                                       as Servicer


                                       By
                                         --------------------------------------
                                       Title
                                             ----------------------------------

                                       4200 Wackenhut Drive, No. 100
                                       Palm Beach Gardens, Florida 33410
                                       Facsimile: (561) 691-6648
                                       Attention: Corey Glover
                                       Telephone: (561) 622-5656


                                       ENTERPRISE FUNDING CORPORATION,
                                       as Purchaser



                                       By
                                         --------------------------------------
                                       Title
                                             ----------------------------------

                                       c/o Merrill Lynch Money Markets Inc.
                                       World Financial Center - South Tower
                                       225 Liberty Street - 8th Floor
                                       New York, New York 10080
                                       Attention: Stewart Cutler
                                       Telephone: (212) 449-7468
                                       Facsimile: (212) 449-8939

                                       NATIONSBANK, N.A.,
                                       as Agent


                                       By
                                         --------------------------------------
                                       Title: Senior Vice President

                                       100 North Tryon Street
                                       10th Floor
                                       Charlotte, North Carolina 28255
                                       Attention: Structured Finance Group
                                                  Michelle M. Heath
                                       Telephone: (704) 386-7922
                                       Facsimile: (704) 388-9169

Commitment:                            NATIONSBANK, N.A.,
$61,200,000__________                  as Bank Investor



                                       By
                                         --------------------------------------
                                       Title: Senior Vice President

                                       100 North Tryon Street
                                       10th Floor
                                       Charlotte, North Carolina 28255
                                       Attention: Structured Finance Group
                                                  Michelle M. Heath
                                       Telephone: (704) 386-7922
                                       Facsimile: (704) 388-9169

                                   APPENDIX A

                                   DEFINITIONS

         This is APPENDIX A to the Transfer and Administration Agreement dated as of December 30, 1997 among Wackenhut Funding Corporation, The Wackenhut Corporation, and Enterprise Funding Corporation, and NationsBank, N.A., as Agent (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"). Each reference in this APPENDIX A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

         A. DEFINED TERMS. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

         "ADJUSTED AVERAGE MATURITY" has the meaning set forth in APPENDIX B.

         "AGENT" has the meaning set forth in the preamble.

         "ADVERSE CLAIM" means a lien, security interest, charge, or encumbrance, or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy or (b) an unfiled lien for taxes accrued but not yet payable.

         "AFFECTED PARTY" means each of the Purchaser, any Bank Investor, the Enterprise Liquidity Provider, each Enterprise Credit Support Provider, any other Person providing credit or liquidity support to the Purchaser, or any Bank Investor any permitted assignee of any Purchaser, any Bank Investor, Enterprise Liquidity Provider, Enterprise Credit Support Provider or such other Person, any assignee of any of the Purchaser's obligations to any Enterprise Liquidity Provider, any Enterprise Credit Support Provider, any holder of a participation interest in the rights and obligations of any Enterprise Liquidity Provider or Enterprise Credit Support Provider, the Agent, NationsBank, and any holding company of NationsBank.

         "AFFILIATE" when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person.

         "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of
(i) the aggregate Earned Discount at such time, (ii) the Aggregate Total Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Purchaser, the Bank Investors, or the Agent at such time.




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         "AGREEMENT DOCUMENTS" means this Agreement, the Purchase and Sale
Agreement, the Receivables Purchase Agreement, the Certificate of Assignments and the other documents to be executed and delivered in connection herewith.

         "AGGREGATE PURCHASER'S INVESTMENTS" means, at any time, with respect to the Purchaser or the Bank Investors, as the case may be, the sum of the Dollar amount of all of the Purchaser's Investments.

         "AGGREGATE PURCHASER'S SHARE" shall have the meaning set forth in SECTION 2.5.

         "AGGREGATE REQUIRED ALLOCATIONS" at any time means the sum of all Required Allocations of all Undivided Interests.

         "AGGREGATE UNPAID BALANCE" has the meaning set forth in SECTION 2.1 of the Purchase and Sale Agreement.

         "ALTERNATE REFERENCE RATE" has the meaning set forth in APPENDIX B.

         "ASSIGNMENT AMOUNT" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's PRO RATA portion of the Aggregate Purchaser's Investment at such time and (ii) such Bank Investor's unused Commitment.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit B attached hereto.

         "AVERAGE MATURITY" has the meaning set forth in APPENDIX B.

         "BANK COMMITMENT" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or the Purchaser in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "COMMITMENT", MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement PLUS the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Purchaser not to exceed the amount set forth in such Assignment and Assumption Agreement MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and
(iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or the




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Purchaser not to exceed the amount set forth in an Assignment and Assumption
Agreement between such assignee and its assign.

         "BANK RATE" has the meaning set forth in APPENDIX B.

         "BUSINESS DAY" means a day on which both (a) NationsBank at its office in Charlotte, North Carolina is open for business and (b) commercial banks in New York City are not authorized or required to be closed for business.

         "CERTIFICATE OF ASSIGNMENTS" means each certificate of assignment, by the Transferor to a Purchaser, in the form of EXHIBIT 5.1(A), evidencing an Undivided Interest.

         "COLLECTION ACCOUNT" shall have the meaning set forth in
SECTION 3.3(E).

         "COLLECTIONS" means, with respect to any Receivable, all funds which either (a) are received by the Transferor, any Originator or Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that the Transferor, each Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by the Transferor, any Originator or any other Person as a Collection pursuant to
SECTION 3.3; PROVIDED THAT, prior to such time as Wackenhut shall cease to be Servicer, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

         "COMMERCIAL PAPER NOTES" means short-term promissory notes issued or to be issued by the Purchaser to fund its investments in accounts receivable or other financial assets.

         "COMMERCIAL PAPER RATE" has the meaning set forth in APPENDIX B.

         "COMMITMENT" has the meaning set forth in SECTION 1.1.

         "COMMITMENT TERMINATION DATE" has the meaning set forth in
SECTION 1.5(A).

         "CONCENTRATION LIMIT" has the meaning set forth in SECTION 2.3(B).



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         "CONDITIONS PRECEDENT" has the meaning set forth in SECTION 5.2.

         "CONSOLIDATED FUNDED DEBT" means all Funded Debt of Wackenhut and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

                  (a) any gains on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy except for proceeds received during such period with respect to deferred compensation plans to the extent that Seller or any Subsidiary recognized any expenses during such period with respect to such plans;

                  (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by Wackenhut or any Subsidiary, realized by such corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a Subsidiary) with which Wackenhut or a Subsidiary shall have consolidated or which shall have merged into or with Wackenhut or a Subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Subsidiary) in which Wackenhut or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by Wackenhut or such Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Wackenhut or any other Subsidiary;

                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of Wackenhut or any Subsidiary; and




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                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

         "CONSOLIDATED NET WORTH" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of Wackenhut and its Subsidiaries (on a consolidated basis and excluding intercompany items):
(i) the amount of issued and outstanding share capital, PLUS (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), MINUS (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (A) all reserves, except legal reserves and other contingency reserves (i.e., reserves not allocated to specific purposes and not deducted from assets), which are properly treated as appropriations of surplus or retained earnings; (B) any treasury stock, capital stock subscribed and unissued and other contra-equity accounts; and (C) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the date of revolver, plus or minus, as the case may be (iv) the cumulative effect of foreign exchange valuations.

         "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof the total amount of all assets of Wackenhut and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         "CONTRACT" means any writing evidencing a Receivable.

         "CREDIT AND COLLECTION POLICY" shall mean the Servicer's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in SECTION 8.2(A) and described in SCHEDULE A-1, and as modified from time to time in compliance with
SECTION 7.3(C).

         "CURRENT DEBT" of any Person as of the date of any determination thereof means (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

         "DEFAULTED RECEIVABLE" means, without duplication, a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 120 days from the original invoice date for such Receivable, (b) with regard to which an Event of Bankruptcy has occurred and remains continuing, (c) as to which payments have been extended, or the terms of payment thereof rewritten, or (d) which consistent with the Credit and Collection Policy, would be fully reserved against or required to be sent to attorneys or collection agencies or would be charged-off the Transferor's or Servicer's books as uncollectible.




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         "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted
Receivable and: (a) as to which any payment, or part thereof, remains unpaid for 60 days or more from the original invoice date for such Receivable; or (b) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Transferor.

         "DESIGNATED OBLIGOR" means, at any time, all Obligors of the Transferor except any such Obligor as to which the Agent has, at least three Business Days prior to the date of determination, given written notice to the Transferor that such Obligor shall not be considered a Designated Obligor.

         "DISCOUNT FACTOR" has the meaning set forth in APPENDIX B.

         "DOMESTIC CD RATE (ADJUSTED)" has the meaning set forth in APPENDIX B.

         "EARNED DISCOUNT" has the meaning set forth in APPENDIX B.

         "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

         (a) which has been originated by an Originator and sold to Wackenhut pursuant to (and in accordance with) the Purchase and Sale Agreement and has been sold by Wackenhut to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all address claims;

         (b) which (together with the Collections), has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Purchaser and the Bank Investors, all of the Transferor's right, title and interest therein or the grant of a first priority security interest therein (and in the Collections and Related Security) effective until the termination of this Agreement;

         (c) with regard to which the related service has been rendered and all other obligations performed by the Transferor or an Originator (except as permitted by Schedule 2.3(b)), as applicable, and which is generated by the Transferor and the applicable Originator in the ordinary course of their respective business of providing Services and is required to be paid in full by the related Obligor within 30 days of the billing thereof;

         (d) which, (i) if the perfection of the Agent's, on behalf of the Purchaser and the Bank Investors, undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code -- Secured Transactions is in force, constitutes an account or general intangible as defined in the Uniform Commercial Code as in effect in such jurisdiction, and
(ii) if the perfection of the Agent's undivided ownership interest therein is governed by




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



the law of any jurisdiction where the Uniform Commercial Code -- Secured Transactions is not in force, the Transferor has furnished to the Agent such opinions of counsel and other evidence as has reasonably been requested, establishing to the reasonable satisfaction of the Agent that the Agent's undivided ownership interest and other rights with respect thereto are not significantly less protected and favorable than such rights under the Uniform Commercial code;

         (e) which is a domestic Receivable, the Obligor of which is a United States resident, and is not an Affiliate of any of the parties hereto;

         (f) the Obligor of which is a Designated Obligor;

         (g) the Obligor of which is not the private sector Obligor of Defaulted Receivables aggregating more than 15% of such Obligor's total obligations to the Transferor and each Originator;

         (h) which is not a Defaulted Receivable;

         (i) with regard to which the warranty of the Transferor in
SECTION 6.1(L) is true and correct;

         (j)(x) the sale of an undivided interest in which does not require the consent of or notice to the related Obligor under the related Contract and does not contravene or conflict with any law, and (y) in the case of Receivables generated by an Originator, the sale of which to the Transferor does not contravene or conflict with any law;

         (k) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

         (l) which arises out of a current transaction, or the proceeds of which have been or are to be used for current transactions, within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended;

         (m) which is denominated and payable only in Dollars in the United States;

         (n) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);




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



         (o) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

         (p) which (i) satisfies all applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agents may from time to time specify to the Transferor following thirty days, notice;

         (q) as to which the Agent has not notified the Transferor that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder;

         (r) which, if originated by Wackenhut, was originated in The Wackenhut Corporation or Wackenhut Airline Services, Inc.;

         (s) which does not include any amount payable for sales taxes, Payroll taxes or any other tax; and

         (t) the related Obligor of which is not, directly or indirectly, an Affiliate of the Transferor or any Originator.

         "ENTERPRISE CREDIT SUPPORT AGREEMENT" means any agreement between Enterprise and the Enterprise Credit Support Provider evidencing the obligation of the Enterprise Credit Support Provider to provide credit support to Enterprise in connection with the issuance by Enterprise of Commercial Paper.

         "ENTERPRISE CREDIT SUPPORT PROVIDER" means any Person or Persons who are providing or will provide credit support to Enterprise in connection with the issuance by Enterprise of Commercial Paper Notes, together with the successors and assigns of any such Person or Persons.

         "ENTERPRISE LIQUIDITY AGREEMENT" means any agreement between Enterprise and the Enterprise Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to Enterprise in connection with the issuance by Enterprise of Commercial Paper Notes, as such agreement may be modified, amended, supplemented or restated from time to time.

         "ENTERPRISE LIQUIDITY PROVIDER" means any Person or Persons who are providing or will provide liquidity support to Enterprise in connection with the issuance by Enterprise of Commercial Paper




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



Notes, together with the successors and assigns of any such Person or Persons.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURODOLLAR RATE (RESERVE ADJUSTED)" has the meaning set forth in APPENDIX C.

         "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its Debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "FACILITY" has the meaning set forth in SECTION 1.1 of the Purchase and Sale Agreement.

         "FACILITY FEE" has the meaning set forth in the fee letter.

         "FACILITY LIMIT"  means an amount equal to $61,200,000.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.




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         "FEE LETTERS" has the meaning set forth in SECTION 4.1(A).

         "FIXED CHARGES" for any period means on a consolidated basis the sum of
(i) 100% of Rentals (other than Rentals on Capitalized Leases) payable during such period by Wackenhut and its Subsidiaries other than WCC and (ii) all Interest Charges on all indebtedness (including, without duplication, the interest component of Rentals on Capitalized Leases and the Earned Discount and fees and expenses payable under this Agreement) of Wackenhut and its Subsidiaries other than WCC payable during said period by Wackenhut.

         "FUNDED DEBT" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability to the obligor under GAAP, (ii) all Capitalized Rentals of such Person (iii) all Guaranties by such Person of Funded Debt of others,(iv) with respect to Funded Debt of Wackenhut, the product of (x) the aggregate amounts available for drawing under all outstanding Letters of Credit, and
(y).50; and (v) to the extent not otherwise included in clauses (i) through (iv) above, the Aggregate Total Investments.

         "GOVERNMENT OBLIGOR" means a department, agency, bureau, division or instrumentality of the United States of America or any state thereof or the District of Columbia or any county or municipal government chartered or otherwise existing by authority of any of the foregoing, or any department, agency, bureau, division or instrumentality thereof obligated to make payments with respect to a Receivable.

         "GROSS REVENUES" for any period means the gross revenues, determined in accordance with generally accepted accounting principles, of Wackenhut and its Subsidiaries for such period, determined on a consolidated basis after eliminating revenues attributable to outstanding minority Interests.

         "HEADQUARTERS" shall mean the Transferor's office located at 4200 Wackenhut Drive, No. 100, Palm Beach Gardens, Florida 33410.

         "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 14.1.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 14.1.

         "INITIAL PURCHASER" means the Transferor as Initial Purchaser under the Purchase and Sale Agreement.

         "INFORMATION" has the meaning set forth in SECTION 15.7.




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         "INFORMATION PROVIDER" has the meaning set forth in SECTION 15.7.

         "INTEREST COMPONENT" shall mean, (i) with respect to any Related Commercial Paper issued on an interest-bearing basis, the interest payable on such Related Commercial Paper at its maturity and (ii) with respect to any Related Commercial Paper issued on a discount basis, the portion of the face amount of such Related Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

         "INVESTMENTS" means all investments, in cash or by delivery of Property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Security or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business or investments in accounts receivable or notes receivable arising in the ordinary course of business.

         "INVOLUNTARY FEDERAL PROCEEDING" has the meaning set forth in
SECTION 10.2(B).

         "LETTER OF CREDIT ISSUER" means NationsBank as issuer of a Letter of Credit.

         "LOCK-BOX AGREEMENT" means a letter agreement, in substantially the form of EXHIBIT 5.1(H), between the Transferor and any Lock-Box Bank.

         "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from Pool Receivables.

         "LOSSES" means, at any time, with respect to the Receivables Pool, the sum of (x) all Receivables theretofore fully reserved against by the Transferor or Servicer plus (y), without duplication, all Receivables theretofore sent to attorneys or collection agencies to be collected plus (z), without duplication, all Receivables theretofore charged-off the Transferor's or Servicer's books as uncollectible.

         "LOSSES TO LIQUIDATIONS RATIO" means the percentage that (x) Losses during the three fiscal month period ending on the most recent Month End Date on all Pool Receivables owned by the Transferor was of (y) Collections of such Pool Receivables during such period.

         "LOSS RESERVE DISCOUNT" has the meaning set forth in SECTION 2.1 of the Purchase and Sale Agreement.




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         "MAXIMUM PURCHASE LIMIT" has the meaning set forth in clause
(x)of Section 1.2(A).

         "MONTH END DATE" means the last day of each fiscal month.

         "NEGATIVE SPREAD FEE" has the meaning set forth in APPENDIX B.

         "NET ASSET TEST" shall mean in connection with any assignment by the Purchaser to the Bank Investors of an interest in the Aggregate Purchaser's Investment pursuant to Section 13.5 hereof, that as of the day immediately preceding the day on which such transfer is to take effect, the Net Pool Balance shall be greater than or equal to the Aggregate Purchaser's Investment.

         "NET POOL BALANCE" has the meaning set forth in SECTION 2.3(A).

         "NET WORTH" shall mean the Net Pool Balance minus the Aggregate Purchaser's Investment minus the outstanding principal balance of the Initial Purchaser's Note minus all other liabilities of the Transferor.

         "NOTE FEE" has the meaning set forth in SECTION 4.1(E).

         "OBLIGOR" means a Person (including any Affiliate of such Person) obligated to make payments with respect to a Receivable.

         "ORIGINATOR" means, at any time, each Subsidiary of the Seller at such time a signatory to the Purchase and Sale Agreement.

                  "ORIGINATOR RECEIVABLE" means the indebtedness owed to any Originator by any Obligor (without giving effect to any purchase under the Purchase and Sale Agreement by The Wackenhut Corporation and any purchase under the Receivables Purchase Agreement by Wackenhut Funding Corporation, in each case, at any time) under a Contract.

         "PERIODIC REPORT" means a report in substantially the form of
SCHEDULE 3.4 (A) .

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or limited liability partnership, government or any agency or political subdivision thereof or any other entity.

         "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

         "PROGRAM FEE" shall have the meaning set forth in the Fee Letter.




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         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "PURCHASE" has the meaning set forth in SECTION 1.1(A).

         "PURCHASE AND SALE AGREEMENT" means that certain Amended and Restated Purchase and Sale Agreement dated as of December 30, 1997 between the Seller as Initial Purchaser and Wackenhut Airline Services, Inc. and each other Affiliate of the Seller from time to time a party thereto, as the same may be amended and otherwise modified from time to time.

         "PURCHASE AND SALE INDEMNIFIED AMOUNTS" has the meaning set forth in
SECTION 9.1 of the Purchase and Sale Agreement

         "PURCHASE AND SALE INDEMNIFIED PARTIES" has the meaning set forth in forth in SECTION 9.1 of the Receivable Purchase Agreement.

         "PURCHASE LIMIT" has the meaning set forth in SECTION 1.2(A).

         "PURCHASE PRICE" has the meaning set forth in SECTION 2.1 of the Purchase and Sale Agreement.

         "PURCHASE TERMINATION DATE" has the meaning set forth in SECTION 1.6.

         "PURCHASER" has the meaning set forth in the PREAMBLE.

         "PURCHASER RATE" has the meaning set forth in APPENDIX B.

         "PURCHASER'S INVESTMENT" has the meaning set forth in SECTION 2.2.

         "PURCHASER'S SHARE" has the meaning set forth in SECTION 2.4.

         "RATE VARIANCE FACTOR" has the meaning set forth in APPENDIX B.

         "RECEIVABLE" means (i) the indebtedness owed to any Originator by any Obligor (without giving effect to any purchase under the Purchase and Sale Agreement by the Seller at any time) under a Contract and sold by any such Originator to the Seller pursuant to the Purchase and Sale Agreement and sold by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, and
(ii) the indebtedness owed to the Seller by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under a Contract and sold by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, in each case whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of Services by any Originator or the Seller, and includes the right to payment of any interest or Finance Charges and other obligations of such Obligor with respect thereto.

         "RECEIVABLE PURCHASE TERMINATION DATE" has the meaning set forth in
SECTION 1.4 of the Receivable Purchase Agreement.

         "RECEIVABLE PURCHASE TERMINATION EVENTS" has the meaning set forth in
SECTION 8.1 of the Receivable Purchase Agreement.

         "RECEIVABLES POOL" means at any time all then outstanding Receivables which (a) arose from or relate to a Contract, and (b) as to which the Obligors thereunder are Designated Obligors. If a Receivable is a Pool Receivable on the day immediately preceding the Commitment Termination Date, such Receivable shall continue to be considered a Pool Receivable at all times thereafter.

         "RECEIVABLES PURCHASE AGREEMENT" means that certain Purchase Agreement dated as of December 30, 1997, between the Seller and the Transferor, with respect to the purchase of the Pool Receivables by the Transferor, as the same may be altered or supplemented from time to time.

         "REGULATION D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "REGULATORY CHANGE" means, relative to any Affected Party:

                  (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any:

                           (i) United States federal or state law or foreign
                  law applicable to such Affected Party;

                           (ii) regulation, interpretation, directive,
                  requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred in CLAUSE (A)(I) or of (3) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                           (iii) generally accepted accounting principles or
                  regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, CLAUSE (A)(I) or (A)(II) above; or

                  (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in CLAUSE (A)(I), (A)(II) or (A)(III) above.

         "REINVESTMENT" has the meaning set forth in SECTION 1.01(B).

         "REINVESTMENT TERMINATION DATE" means the second Business Day after the delivery by the Purchaser to the Transferor of written notice that the Purchaser elects to commence the amortization of its Purchaser's Investment or otherwise liquidate its interest in the Receivables Pool.

         "RELATED COMMERCIAL PAPER" shall mean Commercial Paper issued by the Purchaser the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

         "RELATED SECURITY" means, with respect to any Receivable, Seller Receivable, or Originator Receivable, as the casey may be: (a) all of the Transferor's right, title and interest in and to all Contracts or other agreements that relate to such Receivable; (b) all of the Transferor's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (d) the assignment to any Agent, for the benefit of Purchaser and any assignee, of all UCC financing statements covering any collateral securing payment of such Receivable (but such assignment is made only to the extent of the interest of the Purchaser in the respective Receivable); and (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise. The interest of the Purchaser in any Related Security is only to the extent of the Purchaser's Undivided interest, as more fully described in the definition of an Undivided Interest.

         "REMAINING COLLECTIONS" has the meaning set forth in SECTION
3.01(A)(II).

         "RENTALS", with respect to any lease, means and includes as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by Wackenhut or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by Wackenhut or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "REQUIRED ALLOCATIONS" has the meaning set forth in SECTION 2.01.

         "REQUIRED ALLOCATIONS LIMIT" has the meaning set forth in
SECTION 1.02(B).

         "RESERVE PERCENTAGE" has the meaning set forth in APPENDIX B.

         "RESTRICTED INVESTMENTS" means all Investments in any Person, other than:

                  (a) Investments by Wackenhut and its Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect to such Investments, will become a Subsidiary;

                  (b) Investments in (i) commercial paper maturing in 270 days or less from the date of issuance and which, at the time of acquisition by Wackenhut or any Subsidiary, is accorded one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc.; (ii) Variable Rate Demand Notes of issuers whose commercial paper, at the time of acquisition, is accorded one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, inc.; or (iii) Direct obligations of any State of the United States of America or of any political subdivision thereof located in the United States of America and which, at the time of acquisition, is accorded one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc., maturing in twelve months or less from the date of acquisition;

                  (c) Investments in direct obligations of the United States of America, or investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof by Wackenhut or any Subsidiary;

                  (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Wackenhut or any Subsidiary, rated
         A by

         Standard & Poor's Corporation or A by Moody's Investors Service, Inc.;

                  (e) Loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of Wackenhut or any Subsidiary; PROVIDED, HOWEVER that Wackenhut may make up with aggregate at any one time outstanding, up to $300,000 of such loans or advances which are not incidental to carrying on the business of Wackenhut or any Subsidiary;

                  (f) receivables arising from the sale of goods and services in the ordinary course of business of Wackenhut and its Subsidiaries; and

                  (g) PROVIDED, HOWEVER, that with respect to investments made by or on behalf of Titania Insurance Company of America, a Vermont Corporation, the following shall not be Restricted Investments;

                  (1) Certificates of deposit, time deposits and banker's acceptance maturing within one year from the date of acquisition, issued by a bank or trust company organized under the laws of the United States or any state thereof, or any foreign bank whose branch is organized under-the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition, rated at least A by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (2) Repurchase Agreements with any domestic bank with debt rated 'AA' or better by Standard & Poor's Corporation, or any foreign bank rated at least 'AA' by Standard & Poor's Corporation and 'Aa' by Moody's Investors Service, Inc.; or repurchase agreements with such other Persons on such terms as Wackenhut and Agent shall agree in writing; provided the term of all such repurchase agreements is for one year or less;

                  (3) Direct obligations of the United States of America, or Investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America;

                  (4) Mortgage-backed securities issued by the United States Government or any agency or instrumentality thereof, having at the time of acquisition, a credit rating of at least AA by a nationally recognized rating service;

                  (5) Bonds, notes and other direct obligations (other than those referred to in clause (b), above) of any corporation domiciled in the United States of America, or a State of the United State of America, or of any sovereign or supranational institution whose obligations are denominated in United States dollars, at the time of acquisition rated at least A by a nationally recognized rating service. Obligations of sovereign or supranational institutions at the time of acquisition, shall be rated at least AA by a nationally recognized rating service;

                  (6) Preferred stock obligations of any corporation domiciled in the United States of America, whose obligations at the time of acquisition are rated at least A by a nationally recognized rating service;

                  (7) Shares in mutual funds that invest solely in investments of the types described in clause (b)(i), clause (b)(iii), clause (3), clause (4), clause (5) and/or clause (6) above and have assets in excess of $100,000,000;

                  (8) Any Investments (other than the Investments set forth in clause (b) and clause (1) through clause (7) inclusive, above), provided that the aggregate fair value for all such investments shall not, at any time, exceed five percent (5%) of the aggregate fair value of all Investments set forth in clause (1) through (8) inclusive, above. For the purposes of this subsection (8) only, fair value shall mean the greater of book value or fair market value.

         In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Agreement, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         "RUN OFF DAY" for any Undivided Interest means any of (a) each day which occurs on or after the date designated by any Agent to the Transferor to be the "Run Off Commencement Date", provided such date is designated on at least one Business Day's notice during a time when any of the conditions set forth in SECTION 5.02 are not satisfied, and on or before the date, if any, designated by the Agent in its sole discretion on at least one Business Day's notice to the Transferor as the "Run Off Termination Date", and (b) each day which occurs on or after the Termination Date for such Undivided Interest.

         "RUN OFF DISCOUNT" has the meaning set forth in APPENDIX B.

         "RUN OFF PERIOD" means one or more successive Run Off Days.

         "RUN OFF SERVICER'S FEE" has the meaning set forth in APPENDIX B.

         "SCHEDULED COMMITMENT TERMINATION DATE" has the meaning set forth in SECTION 1.02(A).

         "SECURITY" shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "SELLER RECEIVABLES" means (i) the indebtedness owed to any Originator by any Obligor (without giving effect to any purchase under the Purchase and Sale Agreement by The Wackenhut Corporation and any purchase under the Receivables Purchase Agreement by Wackenhut Funding Corporation, in each case, at any time) under a Contract and sold by any such Originator to the The Wackenhut Corporation pursuant to the Purchase and Sale Agreement, and (ii) the indebtedness owed to The Wackenhut Corporation by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by Wackenhut Funding Corporation, at any time) under a Contract, in each case, and sold by The Wackenhut Corporation to Wackenhut Funding Corporation pursuant to the Receivables Purchase Agreement, in each case whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of Services by any Originator or the Wackenhut Corporation, and includes the right to payment of any interest or Finance Charges and other obligations of such Obligor with respect thereto.

         "SERVICER" initially means The Wackenhut Corporation, and thereafter the Person determined pursuant to SECTION 8.01(A).

         "SERVICER TRANSFER EVENT" has the meaning set forth in SECTION 8.01(B).

         "SERVICER'S FEE", has the meaning set forth in APPENDIX B.

         "SERVICER'S FEE RESERVE" has the meaning set forth in APPENDIX B.

         "SERVICES" means (i) security related services (including, without limitation, physical security, investigations, transit security, nuclear site security, emergency protection and similar services) and (ii) corrections related services (including, without limitation, correctional facility guard, food and similar services).

         "SETTLEMENT DATE" means the last day of each Settlement Period.

         "SETTLEMENT PERIOD" for any Undivided Interest means

                  (a) each period commencing on the first day of each Yield Period for such Undivided Interest and ending on the last day of such Yield Period; and

                  (b) on and after the Termination Date for such Undivided Interest, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in absence of any such selection, each period of thirty days from the next preceding Settlement Date;

PROVIDED, HOWEVER, that

                  (i) with respect to any Yield Period of one day (as described in CLAUSE (II) of the PROVISO of the definition of "Yield Period"), the related Settlement Period shall be the first day following such Yield Period;

                  (ii) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                  (iii) the last Settlement Period shall end on the date on which all Undivided Interests have been reduced to zero.

         "SOLVENT" shall mean, when used with respect to any Person, that at the time of determination: (i) the fair value of its assets (both at fair valuation and present fair saleable value) is in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; (ii) it is then able and expects to be able to pay its debts as they mature; and (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "SPECIAL CONCENTRATION LIMIT" has the meaning set forth in
SECTION 2.3(C).

         "SUCCESSOR NOTICE" has the meaning set forth in SECTION 8.1(B).

         "TERMINATION DATE" for any Undivided Interest means the Commitment Termination Date.

         "TERMINATION EVENT" has the meaning set forth in SECTION 10.1.

         "THREE-MONTH DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of any Month End Date by dividing (x) the aggregate Unpaid Balance of all Defaulted Receivables calculated as at each of the three most recent Month End Dates less Losses (without giving effect to CLAUSE (Z) of the definition thereof) at the three preceding fiscal Month End Dates by (y) the aggregate Unpaid Balance of all Pool Receivables calculated as at each of the three most recent Month End Dates less Losses (without giving effect to CLAUSE
(Z) of the definition thereof) at the three most recent fiscal Month End Dates.

         "THREE-MONTH DILUTION RATIO" means the ratio (expressed as a percentage) computed as of each Month End Date by dividing (x) the aggregate reduction in the Unpaid Balance of all Pool Receivables arising from dilutive credits during the three immediately preceding fiscal months by (y) Collections of Pool Receivables received during such period.

         "TOTAL CAPITALIZATION" means the sum of (i) Consolidated Funded Debt PLUS (ii) Consolidated Net Worth.

         "TRANSFEROR" has the meaning set forth in the PREAMBLE.

         "TRANSFEROR INFORMATION" has the meaning set forth in SECTION 15.8.

         "TRANSFEROR INFORMATION PROVIDER" has the meaning set forth in
SECTION 15.8.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "UNDIVIDED INTEREST" has the meaning set forth in SECTION 2.1.

         "UNMATURED TERMINATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

         "UNPAID BALANCE" of any Receivable means at any time the SUM of (x) the unpaid principal amount thereof, PLUS (y) the unpaid amount of all finance charges, interest payments and other amounts actually accrued thereon at such time, but EXCLUDING, in the case of CLAUSE (Y) next above, all late payment charges, delinquency charges, and extension or collection fees.

         "WACKENHUT" has the meaning set forth in the preamble.

         "WACKENHUT FAMILY" means (i) George R. Wackenhut, Ruth J. Wackenhut, Richard R. Wackenhut and other lineal descendants of George R. Wackenhut, the founder of Wackenhut; (ii) the spouses and lineal descendants of the persons named in clause (i); and (iii) the estates or legal representatives of the persons named in clause (i).

         "WCC" means Wackenhut Corrections Corporation, a Florida corporation.

         "YIELD PERIOD" means with respect to any Undivided Interest (or portion thereof):

                  (a) the period commencing on the date of the initial Purchase of such Undivided Interest (or such portion) and ending such number of days thereafter (not to exceed 100 days) as the applicable Managing Agent shall select, after consultation with the Transferor, pursuant to SECTIONS 1.03 or 2.01(B); and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Undivided Interest (or such portion) and ending such number of days thereafter (not to exceed 100 days) as the Agent shall select, after consultation with the Transferor;

PROVIDED, HOWEVER, that

                  (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Undivided Interest shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different fiscal month, such Yield Period shall instead be shortened to the next preceding Business Day);

                  (ii) in the case of Yield periods of one day for any Undivided Interest, (A) the Initial Yield Period shall be the day of the related Purchase; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period.

The "RELATED" Yield Period for any Undivided Interest at any time means the Yield Period pursuant to which Earned Discount is then accruing for such Undivided Interest.

         B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         C. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   APPENDIX B

                       CALCULATION OF DISCOUNT AND RESERVE

         This is APPENDIX B to the Transfer and Administration Agreement dated as of December 30, 1997 among Wackenhut Funding Corporation, The Wackenhut Corporation, Enterprise Funding Corporation and NationsBank, N.A. (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Capitalized terms used in this APPENDIX B without definition have the meanings assigned to such terms in APPENDIX A or APPENDIX C to the Agreement. Each reference in this APPENDIX B to any Section refers to such Section of the Agreement. Each reference in this APPENDIX B to any Part refers to the part of this APPENDIX B so designated.

                                     PART I

                                 DISCOUNT FACTOR

Sub-
PART          TERM                                                            PAGE NO.
----          ----                                                            --------
A.            Discount Factor.................................................   B-2
B.            Earned Discount.................................................   B-2
C.            Negative Spread Fee.............................................   B-3
D.            Run Off Discount................................................   B-3
E.            Rate Definitions................................................   B-4
                    Alternate Reference Rate..................................   B-4
                    Bank Rate.................................................   B-5
                    Commercial Paper Rate.....................................   B-5
                    Domestic CD Rate (Adjusted)...............................   B-5
                    Domestic CD Rate..........................................   B-6
                    Assessment Rate...........................................   B-6
                    Reserve Requirement.......................................   B-6
                    Eurodollar Rate (Reserve Adjusted)........................   B-8
                    Purchaser Rate............................................   B-9
F.            Rate Variance Factor............................................  B-10


                                     PART II

                         LOSS RESERVE; DILUTION RESERVE

Sub-
PART          TERM                                                           PAGE NO.
----          ----                                                           --------
A.            Loss Reserve B-10
B.            Reserve Percentage..............................................  B-10
C.            Dilution Reserve................................................  B-10


                                    PART III

                             SERVICER'S FEE RESERVE

A.            Servicer's Fee Reserve..........................................  B-11
B.            Servicer's Fee..................................................  B-11
C.            Run Off Servicer's Fee..........................................  B-10


                                     PART IV

                            ADJUSTED AVERAGE MATURITY

A.            Adjusted Average Maturity.......................................  B-12
B.            Average Maturity................................................  B-12


                      ------------------------------------



                                     PART I

                                 DISCOUNT FACTOR

              A. DISCOUNT FACTOR. The "DISCOUNT FACTOR" for a related Undivided Interest at any time in a Yield Period means an amount determined as follows:

              DF = ED + ROD

              WHERE:

              DF = the Discount Factor of such Undivided Interest at such time;

              ED = Earned Discount of such Undivided Interest accrued and unpaid at such time, as determined pursuant to PART I.B;

              ROD = Run Off Discount of such Undivided Interest at such time, as determined pursuant to PART I.D.

              B. EARNED DISCOUNT. The "EARNED DISCOUNT" for any

Undivided Interest for each day in a related Yield Period means an amount determined as follows:

              ED = [PI x (PR + PF) x 1/360] + NSF (if any);

              ED = Earned Discount of such Undivided Interest (or such portion)
                   accrued on such day;

              PI = the Purchaser's Investment of such Undivided Interest (or such portion) on such day, as determined pursuant to
                   SECTION 2.02;

              PR = the Purchaser Rate for such Undivided Interest (or such portion) on such day, as defined in PART I.E.;

              PF = the Program Fee consisting of the fee as calculated
                   pursuant to the Fee Letters; and

              NSF = the Negative Spread Fee for such Undivided Interest or such portion thereof) on such day, as defined in PART C.

No provision of the Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law. Earned Discount for any Undivided Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         C. NEGATIVE SPREAD FEE. The "NEGATIVE SPREAD FEE" means, for each Undivided Interest (or portion thereof) for each day in any Yield Period during which any Run Off Day or Termination Date for such Undivided Interest occurs, the amount, if any, by which;

                           (i) the additional Earned Discount (calculated
                    without taking into account any Negative Spread Fee) which would have accrued on the reductions of the related Purchaser's Investment of such Undivided Interest (or such portion) during such Yield Period (as so computed) if such reductions had remained as Purchaser's Investment exceeds,

                           (ii) the income, if any, received by the owner of
                    such Undivided Interest (or such portion) from such owner's investing the proceeds of such reductions of Purchaser's Investment.

         D. RUN OFF DISCOUNT. The "RUN OFF DISCOUNT" for the related Undivided Interest at any time means an amount determined as follows:

         ROD = PI X (PR + RVF) X AAM
               ---------------------
                       360

         WHERE:

         ROD = the Run Off Discount for such Undivided Interest at such time;

         PI  =      the Purchaser's Investment of such Undivided Interest
                    at such time;

         PR  =      the Purchaser Rate for such Undivided Interest for a Yield
                    Period deemed to commence at such time pursuant to PART I.E;

         AAM = the Adjusted Average Maturity of the Receivables Pool related to such Undivided Interest, as determined pursuant to PART V; and

         RVF = the Rate Variance Factor deemed to be in effect at such time, as determined pursuant to PART I.F.

         E. RATE DEFINITIONS. The "ALTERNATE REFERENCE RATE" means, on any date, a fluctuating rate of interest PER ANNUM equal to the higher of

                  (a) the rate of interest most recently announced by NationsBank at its office in Charlotte, North Carolina as its reference rates from time to time, changing when and as said reference rates change (such reference rates are not necessarily the lowest or best rate charged by NationsBank) and

                  (b) the Federal Funds Rate (as defined below) most recently determined by NationsBank plus 1.0% PER ANNUM.

For purposes of this definition, "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal (for each day during such period) to

                  (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by it.

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The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by BofA or NationsBank in connection with extensions of credit.

         "BANK RATE" for any Yield Period for the related Undivided Interest of any Purchaser or Bank Investor, as the case may be, means an interest rate PER ANNUM equal to the sum of (a) 0.50% PER ANNUM, PLUS (b) if the Fixed Charge Coverage Ratio is at such time less than 1.75:1, .15% PER ANNUM, PLUS (c) the Eurodollar Rate (Reserve Adjusted) of such Purchaser for such Yield Period; PROVIDED, HOWEVER, that if (i) it shall become unlawful for the Agent, any Enterprise Liquidity Provider or Enterprise Credit Support Provider to obtain funds in the London interbank eurodollar market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to the Agent, Enterprise Liquidity Provider or Enterprise Credit Support Provider or (ii) there shall not be time prior to the commencement of an applicable Yield Period to determine a Eurodollar Rate in accordance with its terms, then the "BANK RATE" for any Yield Period for such Undivided Interest shall be equal to a rate of (x) 0.50% PER ANNUM, (y) the Domestic CD Rate (Adjusted) for such Yield Period PLUS (z) if the Fixed Charge Coverage Ratio is at such time less than 1.75:1, .15% PER ANNUM ("DEALER FEE").

         "COMMERCIAL PAPER RATE" for any Yield Period for the related Undivided Interest means a rate PER ANNUM equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate PER ANNUM the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest by the Purchaser purchasing such Undivided Interest (including, without limitation, Purchaser's Investment and accrued and unpaid Earned Discount) may be sold by any placement agent or commercial paper dealer selected by the Agent, as agreed between each such dealer and the Agent, PLUS (ii) the greater of (A) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes and (B) .05% times the face amount of such Commercial Paper Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate PER ANNUM.

                  "ASSESSMENT RATE" for purposes of this definition and for any Yield Period means the annual assessment rate per annum (rounded upwards, if necessary, to the nearest 1/100 of l%) applicable to NationsBank on its insured deposits, on the Business Day immediately preceding the first day of such Yield Period, under the Federal Deposit Insurance Act, determined by annualizing the most recent assessment levied on NationsBank by the Federal Deposit Insurance Corporation (together with any successor, the "FDIC" with respect to such deposits after giving effect




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                  to the most recent rebate granted to such Managing Agent by the FDIC with respect to deposit-insurance as well as the loss to NationsBank (determined in the good faith judgment of NationsBank) of the use of such rebate prior to the date a credit is taken by NationsBank with respect to such rebate.

                  "RESERVE REQUIREMENT" means, for purposes of this definition and with respect to any Yield Period, a percentage (expressed as a decimal) equal to the daily average during such Yield Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other Scheduled changes in reserve requirements during such period) specified under Regulation D, as applicable to the class of banks of which NationsBank is a member, at deposits of the types used as a reference in determining the Domestic CD Rate and having a maturity approximately equal to such Yield Period.

         "DOMESTIC CD RATE (ADJUSTED)" means, with respect to any Yield Period, a rate PER ANNUM equal to the sum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Enterprise CD Rate for such Yield Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Yield Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Yield Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, for determining the current annual assessment payable by it to the FDIC for insuring such certificates of deposit;

WHERE, for purposes of this definition:

         "EURODOLLAR RATE (RESERVE ADJUSTED)" means, with respect to Undivided Interests owned or otherwise funded by NationsBank, Enterprise, any Enterprise Liquidity Provider or any Enterprise Credit Support Provider and with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of it) of (A) the rate obtained by dividing (i) the applicable LIBO Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that is




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applicable to the Enterprise Liquidity Provider during such Yield Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Yield Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Enterprise Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the FDIC in respect of eurocurrency or eurodollar funding, lending or liabilities;

WHERE:

                  "LIBOR RATE" means, with respect to any Yield Period, the rate at which deposits in dollars are offered to NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider in the London interbank market at approximately
                  11:00 a.m. (London time) two Enterprise Eurodollar Business Days before the first day of such Yield Period in an amount approximately equal to the Purchaser's Investment for a related Undivided Interest to which the Eurodollar Rate (Reserve Adjusted) is to apply and for a period of time approximately equal to the applicable Yield Period.

                  "ENTERPRISE CD RATE" means, with respect to any Yield Period for any related Undivided Interest owned or otherwise funded by NationsBank, Enterprise, any Enterprise Liquidity Provider or any Enterprise Credit Support Provider, the average of the bid rates determined by NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of such Yield Period for which such Domestic CD Rate (Adjusted) is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, for the purchase in New York from the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, at face value of certificates of deposit of the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, in an aggregate amount approximately comparable to the amount of Enter prise's Purchaser's Investment for the related Undivided Interest (or portion thereof) to which such Domestic CD Rate (Adjusted) is to be applicable and with a maturity approximately equal to the applicable Yield Period.

         "PURCHASER RATE" for any Yield Period for any related




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Undivided Interest (or portion thereof) of any Purchaser means:

                  (a) in the case of an Undivided Interest (or portion thereof) of any Purchaser other than one referred to in CLAUSE (B) of this definition, the Commercial Paper Rate of such Purchaser for such Undivided Interest (or such portion) for such Yield Period; and

                  (b) in the case of an Undivided Interest (or portion thereof) owned or funded by a Bank Investor, an Enterprise Liquidity Provider or an Enterprise Credit Support Provider, the Bank Rate of such Purchaser for such Undivided Interest (or such portion) for such Yield Period;

PROVIDED, HOWEVER, that on any day when any Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Purchaser Rate shall mean a rate PER ANNUM equal to the Alternate Reference Rate in effect on such day plus 2% PER ANNUM.

         F. RATE VARIANCE FACTOR. The "RATE VARIANCE FACTOR" means, during any Yield Period, such percentage PER ANNUM not exceeding 2% as the Agents may designate from time to time in their sole discretion.

                                     PART II

                                  LOSS RESERVE

         A. LOSS RESERVE. The "LOSS RESERVE" of any Undivided Interest on any day means the greater of (x) $3,000,000 and (y) an amount determined as follows:

                  LR = RP x (PI + DF)

         WHERE:

                  LR = the Loss Reserve of such Undivided Interest on such day;

                  RP = the Reserve Percentage at the close of business of Purchaser on such day, as determined pursuant to
                           PART II.B;

                  PI = the related Purchaser's Investment of such Undivided Interest at the opening of business of Purchaser on such day, as determined pursuant to SECTION 1.3; and

                  DF = the Discount Factor of such Undivided Interest at the close of business of Purchaser on such day, as determined pursuant to PART I.A.




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         B. RESERVE PERCENTAGE. The "RESERVE PERCENTAGE" means, for the related
Undivided Interest on any day, the greatest of (i) three times the most recent Three-Month Default Ratio, (ii) 1.5 times the percentage that the largest Special Concentration Limit set forth on SCHEDULE 2.3(C) bears to the then Aggregate Unpaid Balance of Eligible Receivables and (iii) 10%.

         C. DILUTION RESERVE. The "DILUTION RESERVE" for the related Undivided Interest on any day means an amount equal to the product of (x) the sum of the related Purchaser's Investment of such Undivided Interest at the close of business of Purchaser on such day, as determined pursuant to SECTION 1.03 and
(y) the greater of (i) 2% and (ii) 1.5 times the highest Three-Month Dilutions Ratio calculated on the Month End Date for each of the six fiscal months preceding or ending on such day.

                                    PART III

                             SERVICER'S FEE RESERVE

         A. SERVICER'S FEE RESERVE. The "SERVICER'S FEE RESERVE" for the related Undivided Interest at any time means an amount determined as follows:

                  SFR =        SF + ROSF

         WHERE:

                  SFR  =       the Servicer's Fee Reserve for such Undivided
                               Interest at any time;

                  SF   =       the unpaid Servicer's Fee relating to such
                               Undivided Interest accrued to such time and unpaid as determined pursuant to Part III B;

and

                  ROSF = the Run Off Servicer's Fee for such Undivided interest at such time, as determined pursuant to
                               PART III.C.

         B. SERVICER'S FEE. The "SERVICER'S FEE" relating to any Undivided Interest accrued for any day means

                               (i) an amount equal to (x) .50% PER ANNUM, TIMES
                  (y) the amount of the related Purchaser's Investment at the close of business on such day, TIMES (z) 1/360; or

                               (ii) on and after Servicer's reasonable request
                  made at any time when the Transferor shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's cost and expenses of performing its obligations under the Agreement during the




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                  Yield Period when such day occurs, divided by (y) the number of days in such Yield Period.

         C. RUN OFF SERVICER'S FEE. The "RUN OFF SERVICER'S FEE" for any Undivided Interest at any time means an amount equal to

                               (x) the related Purchaser's Investment at such
                  time, TIMES

                               (y) (A) the percentage PER ANNUM set forth in
                  clause (i) (x) of the definition of "Servicer's Fee", or (B) if Servicer's Fee is calculated pursuant to CLAUSE (II) of such definition, the percentage PER ANNUM determined for each day by dividing the amount of the Servicer's Fee accrued for such day by the related Purchaser's Investment at the close of business on such day, multiplying the quotient by 360 and expressing the product as a percentage, TIMES

                               (z) a fraction, the numerator of which is the
                  number of days equal to the then Adjusted Average Maturity, and the denominator of which is 360 days.

                                     PART IV

                            ADJUSTED AVERAGE MATURITY

         "ADJUSTED AVERAGE MATURITY" means, on any day, the product of (i) 2 times (ii) the Average Maturity for such day.

         "AVERAGE MATURITY" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Pool Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If a Managing Agent shall disagree with any such calculation, such Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, the Transferor and Purchaser.





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                                   APPENDIX C

                       DEFINITIONS TO FINANCIAL COVENANTS

(Cross references are to the Loan Agreement as defined herein).

         "ASSESSMENT RATE" means, for any day, the annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is payable by the Agent (in its individual capacity) to the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for Dollar time deposits with the Agent (in its individual capacity) at its Principal Office as determined by the Agent. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

         "ASSET SECURITIZATION FACILITY" means the asset backed commercial paper funded receivables securitization facility among The Wackenhut Corporation as Seller, NationsBank as Agent and as Administrative Agent, providing for the sale by The Wackenhut Corporation and certain of its Subsidiaries of fractional undivided interests in trade receivables, provided that at no time shall the aggregate face amount of outstanding trade receivables of The Wackenhut Corporation and its Subsidiaries sold or otherwise transferred (in whole or in part) through such program exceed $75,000,000.

         "CD RATE" means, for any CD Rate Loan, the rate of interest per annum determined pursuant to the following formula:

         "CD RATE LOAN" means all of the Loans for which the rate of interest is determined by reference to the CD Rate.

 CD   =        Applicable CD Rate           +       Assessment     +  Applicable
 Rate      1 - Applicable Reserve Requirement         Rate              Margin

         "CONSOLIDATED NET INCOME" for any period means the gross revenues of The Wackenhut Corporation and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income and Interest Charges), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy except for proceeds received during such period with respect to deferred compensation plans to the extent that The Wackenhut




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         Corporation or any Subsidiary recognized any expenses during such period with respect to such plans;

                  (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by The Wackenhut Corporation or any Subsidiary, realized by such corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a Subsidiary) with which The Wackenhut Corporation or a Subsidiary shall have consolidated or which shall have merged into or with The Wackenhut Corporation or a Subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Subsidiary) in which The Wackenhut Corporation or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by The Wackenhut Corporation or such Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to The Wackenhut Corporation or any other Subsidiary;

                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of The Wackenhut Corporation or any Subsidiary; and

                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

         "CONSOLIDATED NET WORTH" means at any time as of which the amount thereof is to be determined, the sum of the following with respect to The Wackenhut Corporation and its Subsidiaries (on a consolidated basis and excluding intercompany items): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (A) all reserves, except legal reserves and





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other contingency reserves (i.e., reserves not allocated to specific purposes and not deducted from assets), which are properly treated as appropriations of surplus or retained earnings; (B) any treasury stock, capital stock subscribed and unissued and other contra-equity accounts; and (C) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the Closing Date, plus or minus, as the case may be (iv) the cumulative effect of foreign exchange valuations.

         "DOLLARS" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

         "EURODOLLAR RATE" means the interest rate per annum calculated according to the following formula:

  Eurodollar Rate =        INTERBANK OFFERED RATE        +     Applicable Margin
                           ------------------------------
                       1 - Applicable Reserve Requirement

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "FIXED CHARGES" for any period means on a consolidated basis the sum of
(i) 100% of all Rentals (other than Rentals on Capitalized Leases) payable during such period by The Wackenhut Corporation and its Subsidiaries (other than WCC), and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases and the discount factor or other economic equivalent of interest under the Asset Securitization Facility) of The Wackenhut Corporation and its Subsidiaries (other than Wackenhut Connections Corporation) payable during said period by The Wackenhut Corporation and its Subsidiaries (other than WCC).

         "FIXED CHARGES COVERAGE RATIO" means the ratio of Net Income Available for Fixed Charges to Fixed Charges.

         "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting




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Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

         "GUARANTIES" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness of obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under the Loan Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "INDEBTEDNESS" of any Person means and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals under any Capitalized Lease, (v) Guaranties of Indebtedness of others, (vi) the Reimbursement Obligations, and
(vii) outstanding amounts received by The Wackenhut Corporation or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility in excess of the amounts repaid to the





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purchasers in respect of such purchase price from collections on such trade receivables.

         "INTEREST CHARGES" for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, and shall include without limitation the discount factor or other economic equivalent of interest arising under the Asset Securitization Facility. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "INVESTMENTS" means all investments, in cash or by delivery of Property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Security or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business or investments in accounts receivable or notes receivable arising in the ordinary course of business.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means a letter of credit issued by the Issuing Bank for the account of The Wackenhut Corporation or The Wackenhut Corporation and Titania in favor of a Person advancing credit, providing insurance or securing obligations on behalf of The Wackenhut Corporation or The Wackenhut Corporation and Titania, and shall include without limitation all Existing LCS.

         "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of the Loan Agreement, The Wackenhut Corporation or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "LOAN" or "LOANS" means any of the Fixed Rate Loans or Floating Rate Loans, as the context may require.





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         "LOAN AGREEMENT" means the Amended and Restated Revolving Credit
Reimbursement Agreement dated as of December 30, 1997 among the Wackenhut Corporation, NationsBank, N.A., as Lender and as agent.

         "MINORITY INTERESTS" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by The Wackenhut Corporation and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "NET INCOME AVAILABLE FOR FIXED CHARGES" for any period means the sum of (i) Consolidated Net Income during such period (excluding, for the purpose of determining Net Income Available for Fixed Charges, revenues, expenses and other appropriate charges or adjustments attributable to WCC) plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by The Wackenhut Corporation and its Subsidiaries (other than WCC) during such period, and (iii) Fixed Charges of The Wackenhut Corporation and its Subsidiaries (other than WCC) during such period.

         "PARTICIPATION" means, with respect to any Lender and either a Letter of Credit or a Swing Line Loan, as the case may be, the extension of credit represented by the participation of such Lender hereunder in the Issuing Bank's liability in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof, or in NationsBank's liability in respect of a Swing Line Loan made in accordance with the terms hereof.

         "PRINCIPAL OFFICE" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1-001-15- 04, Charlotte, North Carolina 28255, Attention: Agency Services.

         "RENTALS" means and include as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by The Wackenhut Corporation or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by The Wackenhut Corporation or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required




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to be paid by the lessee regardless of sales volume or gross revenues.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "SUBSIDIARY" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of The Wackenhut Corporation and The Atrium At Coral Gables, Ltd., a Florida limited partnership.

         "TITANIA" means Titania Insurance Company of America, a corporation organized under the laws of Vermont and a wholly-owned Subsidiary of The Wackenhut Corporation.

         "TOTAL CAPITALIZATION" means the sum of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

                                                                 Schedule 2.3(b)

                 FORM OF SPECIAL CONCENTRATION LIMIT CERTIFICATE

                  Reference is made to that certain Transfer and Administration Agreement dated as of December 30, 1997(as at any time amended or otherwise modified, the "Purchase Agreement") among Wackenhut Funding Corporation, a Florida corporation, The Wackenhut Corporation, Enterprise Funding Corporation, and NationsBank N.A. Capitalized terms used herein have the meaning assigned thereto in the Purchase Agreement. For purposes of Section 2.3(b) of the Purchase Agreement, the following Special Concentration Limits shall be in effect for the period from December 30, 1997 until such time as the Administrative Agent delivers to the Transferor and the Servicer written notice of a change in the Special Concentration Limits:

                  1. OBLIGOR LIMITS:

                  (a) Any one Obligor rated BBB or Baa2 or better by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively, may have a Special Concentration Limit of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at any time, PLUS

                  (b) Any three Obligors rated BBB or Baa2 or better by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively, may each have Special Concentration Limits of 4% of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at any time, PLUS

                  (c) Any five Obligors, regardless of rating, may each have Special Concentration Limits of 3% of the Aggregate Unpaid Balance of the Eligible Receivable in the Receivable Pool at any time.

                  Transferor shall identify the specific Obligors to whom the Special Concentration Limits described in this Paragraph 1 should be applied by such form of notice as the Agent may from time to time require.

                  2.       OBLIGOR CATEGORY LIMITS:

                  (a) The aggregate Concentration Limit for all Obligors with respect to Receivables originated by Wackenhut Airline Services, Inc. shall be 10% of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at any time.

                  (b) The aggregate Concentration Limit for all Obligors with respect to Receivables for which the related service has not yet been rendered by the Seller or an Originator shall be of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at any time.

                  (c) The aggregate Concentration Limit for all Government Obligors shall be 15% of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at any time.

Date:____________________                   NATIONSBANK, N.A.



                                            By:
                                               --------------------------------
                                               Its:
                                                  -----------------------------

                                                                 SCHEDULE 5.1(a)

                       FORM OF CERTIFICATE OF ASSIGNMENTS

                  Reference is made to the Transfer and Administration Agreement, dated as of December 30, 1997 (the "TRANSFER AGREEMENT"), among the undersigned (as "SELLER"), Enterprise Funding Corporation (as the "Purchaser" or "Enterprise"), NationsBank, N.A., as agent for Enterprise and the Bank Investors (in such capacity, the "Agent") and The Wackenhut Corporation (as "Servicer"). Terms defined in the Transfer Agreement are used herein as therein defined.

                  The undersigned hereby sells, assigns and transfers unto Enterprise each Undivided Interest purchased from the undersigned in one or more Purchases pursuant to the Transfer Agreement.

                  Each Purchase by Enterprise from the undersigned of an Undivided Interest shall be endorsed by Enterprise on a grid with respect to each such Undivided Interest which has been or shall be attached hereto (and, upon such attachment, made a part hereof) or, at Enterprise's option, in the records of the Administrative Agent, and such endorsement shall evidence the ownership by Enterprise of the Undivided Interest; PROVIDED, that the failure of Enterprise (or the Administrative Agent on behalf of Enterprise) to make any such endorsement shall not void or otherwise impair any Purchase or limit the undersigned's obligations under the Transfer Agreement with respect to the Undivided Interests purchased.

                  This Certificate of Assignments is made without recourse except as provided in the Transfer Agreement. This Certificate of Assignments is made pursuant to and upon all the representations, warranties, covenants and agreements on the part of the undersigned contained in the Transfer Agreement.

                  This Certificate of Assignments is governed by and is to be construed and interpreted in accordance with the Transfer Agreement and the internal laws of the State of New York without regard to principles of conflicts of laws.

                  Assignment by Enterprise of one or more Undivided Interests, or any portion thereof, is subject to the terms of the Transfer Agreement, including, without limitation, ARTICLE XIII thereof. Any such assignment shall be endorsed by Enterprise on the grid with respect to each such Undivided Interest attached hereto or, at Enterprise's option, in the records of the Agent, and such endorsement shall evidence the ownership by the assignee named therein of each Undivided Interest (or portion thereof) so assigned; PROVIDED, that the failure of Enterprise (or the Agent on behalf of Enterprise) to make any such endorsement shall not void or otherwise impair any such assignment or limit the undersigned's obligations under the Agreement to the assignee with respect to any such Undivided Interest (or portion thereof) so assigned.

                  Each reduction in Enterprise's Investment of each Undivided Interest as a result of the occurrence of a Run Off Day or day of partial liquidation as provided in SECTION 3.03(B) or (C) of the Transfer Agreement with respect to such Undivided Interest and each combination or division of one or more Undivided Interests shall also be endorsed by Enterprise on the grid with respect to each such Undivided Interest and each combination or division of one or more Undivided Interests attached hereto or, at Enterprise's option, in the records of the Administrative Agent, but the failure of Enterprise (or the Agent on behalf of Enterprise) to make any such endorsement shall not modify such reduction in Enterprise's Investment or such combination or division of one or more Undivided Interests.

                  The undersigned hereby certifies on and as of the date of each Purchase that the conditions set forth in SECTIONS 5.02 AND 5.03 of the Transfer Agreement are fulfilled on such date.

                  This letter agreement may be executed in counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same letter agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Assignment
to be duly executed this       , 199 .

                                    WACKENHUT FUNDING CORPORATION



                                    By
                                       ----------------------------------------
                                      Title
                                           ------------------------------------

               Grid with Respect to Undivided Interest No. _____1
            Attached to and Made a Part of Certificate of Assignments
           dated ________ __, 199__ from Wackenhut Funding Corporation to Enterprise Funding Corporation


                                                                         Amount of                Amount of
                         Amount of                                       Reduction                Increase of
Date of                  Enter-                                          of Enter-                Enter-
Endorsed                 prise's                 Amount of               prise's                  prise's
Transaction              Investment              Assignment              Investment               Investment
-----------              ----------              ----------              ----------               ----------











--------
1 A separate grid should be attached reflecting each Undivided Interest as sold.

                                                     December 30, 1997

NationsBank, N.A.
P.O. Box 277469
Atlanta, GA 30384-7469

Ladies and Gentlemen:

                  Reference is made to our lock-box account No. 3750156489 maintained with you (the "ACCOUNT"). Pursuant to a Transfer and Administration Agreement (the "TRANSFER AGREEMENT") dated as of December 30, 1997, as the same may be amended or otherwise modified from time to time, among us, as Transferor, The Wackenhut Corporation, as Servicer (the "SERVICER"), Enterprise Funding Corporation, as a Purchaser ("PURCHASER") and NationsBank N.A., as a Bank Investor and as the agent for the Purchaser and the Bank Investors (in such capacity, the "AGENT"). We have assigned and/or may hereafter assign to the Agent, on behalf of the Purchaser and the Bank Investors, one or more undivided percentage interests in certain of the accounts, chattel paper, instruments or general intangibles (collectively, "RECEIVABLES") with respect to which payments are or may hereafter be made to the Account, and have granted to the Agent, on behalf of the Purchaser and the Bank Investors, a security interest in the undersigned's retained interest in such Receivables. Your execution of this letter agreement is a condition precedent to the continued maintenance by us of the Account with you.

                  In accordance with the Transfer Agreement, we are hereby transferring to the Agent exclusive ownership and control of the Account, and we hereby transfer exclusive ownership and control of the Account to the Agent. The Agent has agreed to permit us to access the Account until such time as the Agent gives you notice that we shall no longer be permitted access to such Account, which notice shall be substantially in the form attached hereto as Annex A.

December 30, 1997
Page 2

                  We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent as described above, to make all payments to be made by you out of or in connection with the Account directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise in accordance with the instructions of the Agent.

                  We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitations, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent.

                  Notice from the Agent may be personally served or sent to Telex, facsimile or U.S. mail, certified return receipt requested, to the address, Telex or facsimile number set forth under your signature to this letter of agreement, or to such other address, Telex or facsimile number which you provide the Agent in writing. If notice is given by Telex or facsimile, it will be deemed to have been received when the notice is sent and the answerback is received (in the case of Telex) or receipt is confirmed by telephone or other electronic means (in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

                  By executing this letter of agreement, you acknowledge the Agent's ownership and control of the Account and its ownership of (in each case, on behalf of the Purchaser and the Bank Investors) and security interest in the amounts from time to time on deposit therein and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on the terms provided herein. The Account is to be entitled "NationsBank, N.A." as the Agent for Enterprise Funding Corporation and the Bank Investors". Except as otherwise pro-

December 30, 1997
Page 3



vided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us under the arrangements currently in effect.

                  By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your customary service charges and fees for the routine maintenance and operation of the Account and to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

                  You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Transfer Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent.

                  Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Agent at its address provided above and returning the other signed copy to us.

December 30, 1997
Page 4

                                            Very truly yours,

                                            WACKENHUT FUNDING CORPORATION


                                            By:             , Terry P. Mayotte
                                            Title:

Accepted and confirmed as of
the date first written above:

ENTERPRISE FUNDING CORPORATION

Purchaser

By:
Title:


Acknowledged and agreed to as of
the date first written above:

NATIONSBANK, N.A.

By:
Title:

Address for notice:

                  100 Southeast Second Street, 14th Floor
                  FL7-950-14-06
                  Miami, FL 33131

         Attention: Lourdes Viciedo
         Facsimile No.: 305/533-2463

                                     ANNEX 1

                              TO LOCK-BOX AGREEMENT

                             NOTICE OF EFFECTIVENESS


                                                     DATED: ______________, 199_

TO:       NationsBank, N.A.
          P.O. Box 277469
          Atlanta, GA  30384-7469

ATTN: ______________________

  Re:  Lock-Box Account No. 3750156489

Ladies and Gentlemen:

                  We hereby give you notice that the transfer of control of the above-referenced Lock-Box Account, as described in our letter agreement with you dated as of December 23, 1997 is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.

                                            Very truly yours,

                                            WACKENHUT FUNDING CORPORATION



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

ACKNOWLEDGED AND AGREED:

NATIONSBANK, N.A.

By:
   --------------------------
Title:
      -----------------------
Date:
     ------------------------


P.O. Box 277469
Atlanta, GA  30384-7469
Attention:
          -------------------
Facsimile No.:
              ----------------

                                                                 EXHIBIT 13.5(B)

                   Form of Assignment and Assumption Agreement

                  Reference is made to the Transfer and Administration Agreement dated as of December 30, 1997 as it may be amended or otherwise modified from time to time (as so amended or modified, the "Transfer Agreement") among Wackenhut Funding Corporation, as transferor (in such capacity, the "Transferor"), The Wackenhut Corporation, individually and as servicer (in such capacity, the "Servicer"), Enterprise Funding Corporation, as purchaser (in such capacity, the "Purchaser") and NationsBank, N.A., as agent for Enterprise and certain financial institutions from time to time a party thereto as Bank Investors(in such capacity, the "Agent"). Terms defined in the Transfer Agreement are used herein with the same meaning.

                  ___________________ (the "Assignor") and _____________________
(the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Transfer Agreement and the other Agreement Documents. Such interest expressed as a percentage of all rights and obligations of the Bank Investors being equal to the percentage equivalent of a fraction the numerator of which is $________ and the denominator of which is the Facility Limit. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth on the signature page hereto.

                  i. [In consideration of the payment of $___________, being ___% of the existing Aqggregate Purchaser's Investment, and of $___________, being ___% of the aggregate unpaid accrued Earned Discount, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a ___% interest in and to all of the Assignor's right, title and interest in and to the Aggregate Purchaser's Investment purchased by the undersigned on _______________, 19__ under the Transfer Agreement.][include if an existing Aggregate Purchaser's Investment is being assigned.]

                  ii. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Transfer Agreement, any other Agreement Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transfer Agreement or the Receivables, any other Agreement Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Transferor, the Servicer,the SELLER or any Originator or the performance or observance by any of the Transferor, the Servicer, the SELLER or any Originator of any of its obligations under the Transfer Agreement, any other Agreement Document, or any instrument or document furnished pursuant thereto.

                  iii. The Assignee (i) confirms that it has received a copy of the Transfer Agreement, the Receivables Purchase Agreement and the Amended and Restated Purchase and Sale Agreement, together with copies of the financial statements referred to in Section 6.2 of the Transfer Agreement, to the extent delivered through the date of this Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transfer Agreement and any other Agreement Document;
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Transfer Agreement and the other Agreement Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transfer Agreement are required to be performed by it as a Bank Investor; and (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Transfer Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].2

                  iv. The effective date for this Assignment shall be the later of (i) the date on which the Agent receives this Assignment executed by the the parties hereto and receives the consent of the Transferor and the Agent, on behalf of the Purchaser, and (ii) the date of this Assignment (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement and the consent of the Transferor and the Agent, on behalf of the Purchaser, this Assignment and Assumption Agreement will be delivered to the Agent for acceptance and, with respect to the Assignment and Assumption Agreement, recording by the Agent.

                  v. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Transfer Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Bank Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Transfer Agreement.

                  (vi.) Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Transfer Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Aggregate Purchaser's Investment, Earned Discount and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Transfer Agreement for periods prior to the Effective Date directly between them selves.





              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]







--------
2 If the Assignee is organized under the laws of a jurisdiction outside the United States.

                  (vii.)   This Assignment shall be governed by, and
construed in accordance with, the laws of the State of New York.

                  (i) This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Assignment by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized as of the ____ day of ______, 19__.


Remaining                                          [NAME OF ASSIGNOR]
COMMITMENT


                                                    By:
                                                       ------------------------
                                                       Name:
                                                       Title:



COMMITMENT                                          [NAME OF ASSIGNEE]


$-----------


                                                    By:
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                    Address for notices and
                                                    Account for payments:

                                                           [Address]
                                                           [Account]

Consented to this __ day
of _________, 199_


NATIONSBANK, N.A., as
Administrative Agent

By:
   --------------------------
   Name:
   Title:

[TRANSFEROR]

By:
   --------------------------
   Name:
   Title:


Accepted this ____ day
of _________, 199_


NATIONSBANK, N.A.
  as Agent


By:
   --------------------------
   Name:
   Title:

                                                                 Schedule 6.1(n)


List of Location of Records

4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410

                                                                 Schedule 6.2(n)


List of Location of Records

4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410

                                                                 Schedule 6.2(o)

List of Lockbox Banks and Accounts

BANK NAME                                         ABA            ACCOUNT NUMBER
---------                                         ---            --------------
NationsBank Customer Connection                111000012           3750156489